Exhibit 10.2

EXECUTION COPY

AMENDMENT AGREEMENT

This Amendment Agreement (“Amendment Agreement”) is made and entered into as of the 31st day of March, 2011 by and between Ashland Inc., a corporation organized under the laws of Kentucky, having its principal place of business at 50 East RiverCenter Boulevard, Covington, Kentucky 41012 (“Ashland”), and Nexeo Solutions, LLC, formerly known as TPG Accolade, LLC, a limited liability company organized under the laws of Delaware, having its principal place of business at 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102 (“Buyer”).

WHEREAS, Ashland and Buyer have entered into that certain Agreement of Purchase and Sale, dated as of November 5, 2010 (the “Agreement”), and capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Agreement; and

WHEREAS, the parties hereto desire to amend the Agreement on the terms set forth in this Amendment Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and undertakings contained herein, the parties agree as follows:

Section 1. Amendments to Section 1.1.

(a) Section 1.1 of the Agreement is hereby amended by deleting the definition of “Accounts Payable” in its entirety and replacing it with the language set forth below:

““Accounts Payable” shall mean (i) all trade accounts payable and other payment obligations to suppliers of the Business (excluding intercompany trade accounts and notes payable to Ashland or any of its Affiliates other than the Assumed Intercompany Accounts Payable) and the obligation in respect of all security for such accounts and payment obligations, including all trade accounts payable representing amounts payable in respect of goods shipped or products sold or services rendered; (ii) all other accounts and notes payable of the Business (excluding intercompany accounts and notes payable to Ashland or any of its Affiliates other than the Assumed Intercompany Accounts Payable) and the obligation in respect of all security for such accounts and notes; and (iii) any obligations or Liability related to any of the foregoing, in each case excluding any such items that are excluded from Accounts Payable in accordance with the Closing Account Principles.”

(b) Section 1.1 of the Agreement is hereby amended by deleting the definition of “Accounts Receivable” in its entirety and replacing it with the language set forth below:

““Accounts Receivable” shall mean (i) all trade accounts receivable and other rights to payment from customers (excluding intercompany trade accounts and notes receivable from Ashland or any of its Affiliates other than the Assumed Intercompany Accounts Receivable), in each case to the extent relating to the Business, and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of the Business; (ii) all other accounts and notes receivable of the Business (excluding (x) intercompany accounts and notes receivable from Ashland or any of its Affiliates other than the Assumed Intercompany Accounts Receivable and (y) the Barcelona Receivable) and the full benefit of all security for such accounts and notes; and (iii) any claims, remedies and other rights related to any of the foregoing, in each case excluding any such items that are excluded from Accounts Receivable in accordance with the Closing Account Principles.”

(c) Section 1.1 of the Agreement is hereby amended by deleting the definition of “Implementing Agreements” in its entirety and replacing it with the language set forth below:

““Implementing Agreements” shall mean the business transfer agreements, the intellectual property transfer agreements/assignments, and all other agreements, documents and instruments to be executed by Ashland, the Asset Selling Corporations and Buyer, the Buyer Corporations or any of their respective Affiliates, at or after the Closing for the purpose of implementing the transfer and conveyance on the Closing Date, or as soon thereafter as can be effected, of the Conveyed Assets to Buyer or the Buyer Corporations by Ashland and the Asset Selling Corporations and/or the assumption by Buyer or the Buyer Corporations of the Assumed Liabilities.”

(d) Section 1.1 of the Agreement is hereby amended by deleting the definition of “TOGC” in its entirety and replacing it with the language set forth below:

““TOGC” shall mean the transfer by Ashland or any Asset Selling Corporation of a totality of assets or part thereof (i) within the meaning of Articles 19 and 29 of the European Union Council Directive 2006/112/EC that is not subject to VAT by virtue of the relevant Tax Law of an EU member state implementing such article or (ii) that is not subject to VAT under any similar regime available in any jurisdiction outside the EU.”

(e) Section 1.1 of the Agreement is hereby amended by deleting the definition of “VAT” in its entirety and replacing it with the language set forth below:

““VAT” shall mean (i) any value-added Tax imposed on the supply of goods and services by any member state of the EU in accordance with the European Union Directive 2006/112/EC (or under any other rules, regulations, orders or instruments authorized by that Directive), as amended from time to time, or (ii) any similar value-added Tax imposed by any jurisdiction outside the EU.”

(f) Section 1.1 of the Agreement is hereby amended by inserting the language set forth below in appropriate alphabetical order:

““Barcelona Receivable” shall mean that certain claim in the amount of €505,319.32 granted by the Court of Esplugues de Llobregat in favor of Ashland Chemical Hispania S.L., an Affiliate of Ashland and an Asset Selling Corporation, against Explotaciones Sant Just S.A., the owner of the facility in Barcelona, Spain occupied by Ashland Chemical Hispania S.L. pursuant to a lease agreement between Explotaciones Sant Just S.A. as landlord and Ashland Chemical Hispania S.L. as tenant, in connection with damages sustained by Ashland Chemical Hispania S.L. due to a fire at such facility on May 4, 2009.”

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““Assumed Intercompany Accounts Payable” shall mean the intercompany trade accounts and notes payable of Affiliates of Ashland due to Ashland Nederland B.V. that relate exclusively to the Business and are listed on Schedule 1.1(f). For the avoidance of doubt, the aggregate amount of the Assumed Intercompany Accounts Payable shall be equal to the aggregate amount of the Assumed Intercompany Accounts Receivable.”

““Assumed Intercompany Accounts Receivable” shall mean the intercompany trade accounts and notes receivables of Ashland Nederland B.V. from Affiliates of Ashland that relate exclusively to the Business and are listed on Schedule 1.1(f). For the avoidance of doubt, the aggregate amount of the Assumed Intercompany Accounts Receivable shall be equal to the aggregate amount of the Assumed Intercompany Accounts Payable.”

““Mississauga Lease” shall mean the lease, dated as of the Closing Date, providing for Nexeo Solutions Canada Corp., an Affiliate of Buyer, to lease certain land and buildings owned by Ashland Canada Corp., an Affiliate of Ashland, in Mississauga, Ontario, Canada, as described more fully therein (such land and buildings, the “Mississauga Property”), from and after the Closing on the terms and conditions set forth therein.”

““Specified Landlord” shall have the meaning set forth in Schedule 2.3(d).”

““Specified Lease Agreements” shall have the meaning set forth in Schedule 2.3(d).”

““Specified Premises” shall have the meaning set forth in Schedule 2.3(d).”

““Specified Property Report” shall have the meaning set forth in Schedule 2.3(d).”

Section 2. Amendment to Section 1.2. Section 1.2 of the Agreement is hereby amended by deleting the index of defined terms in its entirety and replacing it with the index set forth below:

Term	Location
Accounts Receivable Securitization Facility	Section 7.1(d)
Acquisition Transaction	Section 7.15
Actuarial Mediator	Section 2.11(c)
Adjusted Purchase Price	Section 2.8(d)
Aggregate Cap	Section 9.6(d)
Alternate Financing	Section 7.6(c)
ASC Transferred Employee	Section 7.5(c)
Ashland	Preamble
Ashland Indemnitees	Section 9.2

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Term	Location
Asset Allocations	Section 2.9
Assumed Contracts	Section 2.2(e)
Assumed Employee Liabilities	Section 2.5(i)
Assumed Liabilities	Section 2.5
Assumed Tax Liabilities	Section 2.5(j)
Basket	Section 9.6(a)
Blended Chemicals	Section 7.7(h)
Buyer	Preamble
Buyer Fee	Section 8.2(b)
Buyer Indemnitees	Section 9.1
Buyer 401(k) Plan	Section 7.5(l)
Ceiling	Section 9.6(a)
Chemicals	Section 7.7(h)
China Consideration Amount	Section 3.1(b)(viii)(A)
Closing Account	Section 2.8(a)
Closing Account Principles	Section 2.8(a)
Closing Date	Section 3.1(a)
Closing Date Amount	Section 2.7
Commitment Letters	Section 6.4(a)
Competitive Activity	Section 7.7(b)
Continuing Credit Support Obligations	Section 7.11(d)
Conveyed Assets	Section 2.2
Conveyed Real Property	Section 2.2(a)
CVG	Section 7.1(d)
Debt Commitment Letter	Section 6.4(a)
Debt Financing	Section 6.4(a)
Deferred Business	Section 3.1(b)
Deferred Jurisdictions	Section 3.1(b)
Deferred Jurisdiction Disputed Item	Section 3.1(b)(ix)(D)
Deferred Jurisdiction Employee	Section 3.1(b)(x)
Deferred Jurisdiction Paying Party	Section 3.1(b)(ix)(G)
Deferred Jurisdiction Receiving Party	Section 3.1(b)(ix)(G)
Deferred Jurisdiction Resolution Period	Section 3.1(b)(ix)(E)
Deferred Transfer	Section 3.1(b)(ii)
Definitive Agreements	Section 7.6(a)
Delivery Notice	Section 7.6(d)
Disputed Item	Section 2.8(b)
End Date	Section 8.1(e)
Environmental Loss	Section 10.1
Environmental Permits	Section 7.1(b)
Environmental Tests	Section 10.2
Equity Commitment Letter	Section 6.4(a)

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Term	Location
Equity Financing	Section 6.4(a)
Estimated Unfunded Liability	Section 2.7
EU	Section 7.5(b)(ii)
European Employee	Section 7.5(b)(ii)
European Transferred Employee	Section 7.5(b)(ii)
Exchange Offer	Section 7.6(g)
Exchange Offer Registration Statement	Section 7.6(g)
Excluded Assets	Section 2.4(a)
FCPA	Section 5.20(a)
Fee Letter	Section 6.4(b)
Financial Statements	Section 5.5
Financing	Section 6.4(a)
FIRPTA Affidavits	Section 7.4(d)
Fleet Vehicle Leases	Section 2.2(d)
Fleet Vehicles	Section 2.2(b)
Former Employees	Section 7.5(g)
Fee Letter	Section 6.4(b)
Foreign Jurisdictions	Section 7.16
Fundamental Representations	Section 9.5(c)
Governmental Competition Authority	Section 7.2(a)
Indemnified Party	Section 9.3(a)
Indemnifying Party	Section 9.3(a)
Independent Accountant	Section 2.8(c)
Interim Period	Section 3.1(b)(vi)
ISRA	Section 7.1(a)
Local Closing	Section 3.1(b)
Local Closing Date	Section 3.1(b)
Local Closing Notice	Section 3.1(b)(iii)
Leased Real Property	Section 5.8(b)
Lenders	Section 6.4(a)
Loss or Losses	Section 9.1
Master Trip Lease	Section 7.17
Material Contracts	Section 5.9(a)
Mexican Employee	Section 7.5(c)
Montreal Employees	Section 7.5(b)(ii)
Montreal Facility	Section 2.3(f)
Montreal Lease	Section 2.3(f)
Montreal Transfer Date	Section 7.5(b)(ii)
Net Cash Flow Amount	Section 3.1(b)(ix)(C)
Net Cash Flow Statement	Section 3.1(b)(ix)(C)
NJDEP	Section 7.1(a)
Non-Transferred Employees	Section 7.7(g)

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Term	Location
Operating Income	Section 7.7(h)
Owned Real Property	Section 5.8(a)
Paying Party	Section 2.8(e)
Post-Closing Ashland Employees	Section 7.7(g)
Post-Closing Hires	Section 7.7(g)
Post-Closing Solicited Employee	Section 7.7(g)
Purchase Price	Section 2.7
Purchase Price Cap	Section 9.6(e)
Real Property Leases	Section 5.8(b)
Receiving Party	Section 2.8(e)
Registered Notes	Section 7.6(g)
Resolution Period	Section 2.8(c)
Retained Employee Liabilities	Section 7.5(g)(iii)
Retained Indebtedness	Section 2.6(i)
Retained Liabilities	Section 2.6
Retained Names	Section 7.14(a)
Retained Tax Liabilities	Section 2.6(c)
Retention Period	Section 7.4(a)(ii)
Required Information	Section 7.6(d)
Russia Consideration Amount	Section 2.7
Russian Employee	Section 7.5(c)
Russian Employment Agreement	Section 7.5(c)
Sale Agreement	Section 7.1(d)
Sale Notice	Section 3.1(vii)
Self-Manufactured Chemicals	Section 7.7(h)
Seller 401(k) Plan	Section 7.5(l)
Seller Entity Allocation	Section 2.9
Separation Benefits	Section 7.5(f)
Shared Contract	Section 2.3(c)
Specified Consent	Section 2.3(d)
Sponsor Fund	Section 6.4(a)
Sponsor Guarantee	Section 6.8
TAA	Section 7.1(d)
Tangible Personal Property	Section 2.2(c)
Tangible Personal Property Leases	Section 2.2(d)
Target Net Working Capital	Section 2.8(d)
Thermoplastics	Section 7.7(g)
Third Party Chemicals	Section 7.7(h)
Third Party Claim	Section 9.4(a)
Third Party Non-Chemicals	Section 7.7(h)
Third Party Thermoplastics	Section 7.7(h)
Title and Survey Information	Section 7.6(d)

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Term	Location
Transfer Taxes	Section 7.4(c)
Transferred Employees	Section 7.5(c)
Transferred Plan Assets	Section 2.2(l)
Underlying Data	Section 2.11(a)
Unfunded Liability Disputed Item	Section 2.11(b)
Unfunded Liability Paying Party	Section 2.11(e)
Unfunded Liability Receiving Party	Section 2.11(e)
Unfunded Liability Resolution Period	Section 2.11(c)
Unfunded Liability Statement	Section 2.11(a)
Union Contracts	Section 5.18(c)
Unregistered Notes	Section 7.6(g)

Section 3. Amendments to Section 2.3.

(a) Section 2.3 of the Agreement is hereby amended by adding the language set forth below as a new Section 2.3(d):

“(d) An executed consent letter from the Specified Landlord with respect to the assignment of the Specified Lease Agreements has been requested, substantially in the form attached hereto as Exhibit A to Schedule 2.3(d) (the “Specified Consent”). Ashland and Buyer hereby agree that, if the Specified Consent is received from the Specified Landlord, (a) the parties shall share the cost of conducting the Specified Property Report equally and (b) the cost of performing any Required Action (as defined in the Specified Consent) shall be subject to the terms and conditions of this Agreement; provided that, to the extent the cost of any Required Action would otherwise constitute an Other Retained Remediation Liability subject to indemnification by Ashland under the terms of this Agreement, (x) Ashland’s liability thereunder shall not be subject to the dollar amount thresholds under Section 9.6(c)(ii) and (y) any such cost shall in no case be aggregated for the purposes of meeting the $5,000,000 threshold under Section 9.6(c)(ii); providedfurther, that notwithstanding anything to the contrary, in no case shall any Required Action be deemed to include any obligations under Environmental Law arising out of or relating to the closure of any facility, or the cessation of any operations, at the Specified Premises or any other activities that are not required to be completed as of the Closing Date.”

(b) Section 2.3 of the Agreement is hereby amended by adding the language set forth below as a new Section 2.3(e):

“(e) Notwithstanding anything herein to the contrary, Ashland and Buyer agree that the Fleet Vehicle Leases described in Schedule 2.3(e) shall not be transferred to a Buyer Corporation until, with respect to each such lease, the earlier to occur of (i) April 30, 2011 and (ii) the date that Buyer or a Buyer Corporation shall deliver a guarantee of such Buyer Corporation’s lease obligations to the applicable lessor. Buyer shall use reasonable best efforts to deliver all such guarantees as soon as possible after the date hereof and in any event shall deliver each such guarantee not later than April 30,

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2011. During the interim period between the Closing Date and the date that the Fleet Vehicle Leases transfer to a Buyer Corporation in accordance with the first sentence of this Section 2.3(e), Buyer agrees to promptly reimburse Ashland for the costs incurred by Ashland or its Affiliates under such Fleet Vehicle Leases.”

(c) Section 2.3 of the Agreement is hereby amended by adding the language set forth below as a new Section 2.3(f):

“(f) Without limiting Section 2.3(a) above, each of Buyer and Ashland acknowledge that the consent of Devon Estates Limited, which is required in connection with the assignment of that certain Memorandum of Agreement of Lease dated September 4, 1997 (the “Montreal Lease”) by and among Devon Estates Limited, as landlord, and Ashland Canada Corp., successor-in-interest to Ashland Chemical Canada Limited, as tenant, and Imperial Oil, for premises located at 10515 Notre Dame Street East, East Montreal, Quebec, Canada (the “Montreal Facility”), has not been obtained as of the Closing. Accordingly, notwithstanding anything to the contrary in this Agreement, Buyer shall not assume or otherwise accept a transfer of Ashland’s interests, rights or obligations under the Montreal Lease, nor shall Buyer take or be required to take any action or assume any interest or obligation that would constitute an unlawful or invalid use of the Montreal Facility, as contemplated under Section 12.1 of the Montreal Lease, including without limitation the hiring of any personnel associated with or employed by Seller at or in connection with the Montreal Facility, unless and until (x) Buyer and Ashland obtain the prior written consent of Devon Estates Limited to the Transfer (as defined in the Montreal Lease) of the Montreal Lease by Ashland to Buyer as provided in Section 12 of the Montreal Lease or (y) Buyer and Ashland otherwise agree. Ashland hereby agrees, as contemplated by Section 2.3(a) of this Agreement, to continue to use its commercially reasonable efforts to endeavor to obtain the consent of Devon Estates Limited to the assignment of the Montreal Lease as contemplated by this Agreement and, upon obtaining such consent thereto, the Montreal Lease and any other interests or obligations that Buyer has elected not to take in accordance with the foregoing shall be assigned to Buyer.”

Section 4. Amendment to Section 2.4. Section 2.4 of the Agreement is hereby amended by deleting clauses (xii) and (xiii) thereof in their entirety and replacing them with the language set forth below:

“(xii) the Barcelona Receivable;

(xiii) any other right or asset that is not a Conveyed Asset; and

(xiv) any right, property or other asset that arises out of or relates exclusively to any Excluded Asset.”

Section 5. Amendment to Section 2.7. Section 2.7 of the Agreement is hereby amended by adding the language set forth below to the end of the first sentence:

“; provided, however, that at the Closing, Buyer shall cause the Buyer Corporation established in Russia to pay to the Asset Selling Corporation in Russia an

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amount equal to the portion of the Purchase Price and an estimate of the Net Working Capital allocated to the Asset Selling Corporation in Russia pursuant to Section 2.9 (such amount, the “Russia Consideration Amount”) in local currency, converted at the applicable Bloomberg Currency Composite Rate (London (CMPL)) (or any successor thereto) at 6 p.m., London time, on the date that is three (3) Business Days prior to the Closing Date. For the avoidance of doubt, the payment made by Buyer at the Closing on behalf of itself and as agent for the Buyer Corporations pursuant to this Section 2.7 shall be reduced to reflect the local payment of the Russia Consideration Amount, and the term “Purchase Price” shall be deemed to include the Russia Consideration Amount.”

Section 6. Amendments to Section 2.8.

(a) Section 2.8(d)(i) of the Agreement is hereby amended by deleting the current text of the Section in its entirety and replacing it with the language set forth below:

“(i) The Purchase Price shall be increased by the amount by which the Net Working Capital as reflected in the Agreed Closing Account exceeds U.S.$454,000,000 (such amount, the “Target Net Working Capital”) and the Purchase Price shall be decreased by the amount by which the Net Working Capital as reflected in the Agreed Closing Account is less than the Target Net Working Capital (the Purchase Price as so increased or decreased shall hereinafter be referred to as the “Adjusted Purchase Price”).”

(b) Section 2.8(f) of the Agreement is hereby amended by replacing the reference to “4 p.m., London time” therein with “6 p.m., London time.”

Section 7. Amendment to Section 2.9. Section 2.9 of the Agreement is hereby amended by deleting the current text of the Section in its entirety and replacing it with the language set forth below:

“Ashland and Buyer shall allocate the Purchase Price and the Target Net Working Capital among Ashland and the Asset Selling Corporations (the “Seller Entity Allocation”) as set forth in Schedule 2.9. With respect to Ashland and each of the Asset Selling Corporations, within thirty (30) days following Closing, Buyer shall provide to Ashland a proposed allocation of the Purchase Price among the categories of Conveyed Assets. Within ten (10) days after the receipt of such allocation, Ashland shall propose to Buyer any changes to such allocation or otherwise shall be deemed to have agreed with such allocation (the “Asset Allocations”). Buyer’s proposal shall be in accordance with Section 1060 of the Code and the Treasury Regulations thereunder (or similar state or foreign Tax laws) and Buyer and Ashland shall cooperate in good faith to mutually agree to the Asset Allocations. Following the final determination of the Adjusted Purchase Price in accordance with Section 2.8(d) and the Unfunded Liability in accordance with Section 2.11, Buyer and Ashland shall cooperate in good faith to mutually agree on adjustments to the Seller Entity Allocation and the Asset Allocation, which adjustments shall be determined on a basis consistent with the methodology used to prepare the allocation of the Purchase Price and the Target Net Working Capital as set forth in Schedule 2.9. Each of Ashland and the Asset Selling Corporations and their respective Affiliates, on the one hand, and each of Buyer, the Buyer Corporations and their

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respective Affiliates, on the other, shall (i) be bound by the Seller Entity Allocation and the agreed upon Asset Allocations for purposes of determining any Taxes, (ii) prepare and file its Tax Returns on a basis consistent with such allocations and (iii) take no position inconsistent with such allocations on any applicable Tax Return or in any Proceeding before any Governmental Authority or otherwise.”

Section 8. Amendment to Section 2.10. Section 2.10 of the Agreement is hereby amended by adding the language set forth below to the end of the Section:

“In the event of any conflict between the terms of this Agreement and any Implementing Agreements (including the business transfer agreements) executed and delivered at or after the Closing, the provisions of this Agreement shall control. Ashland and Buyer agree that the Implementing Agreements (including the business transfer agreements) are not intended to, and shall not be construed in any way to, enhance, modify or decrease any of the rights or obligations of Ashland or Buyer as set forth in this Agreement.”

Section 9. Amendment to Section 2.11(f). Section 2.11(f) of the Agreement is hereby amended by replacing the reference to “4 p.m., London time” therein with “6 p.m., London time.”

Section 10. Amendments to Section 3.1.

(a) Section 3.1(b) of the Agreement is hereby amended by deleting the current text of the Section in its entirety and replacing it with the language set forth below:

“(b) (i) Notwithstanding anything herein to the contrary, the parties hereby acknowledge and agree that it is not practicable to convey the portion of the Business in China and Singapore (collectively, the “Deferred Jurisdictions”) to the applicable Buyer Corporations on the Closing Date, and as a result, the transfer of the Conveyed Assets and assumption of the Assumed Liabilities in the Deferred Jurisdictions (such Conveyed Assets and Assumed Liabilities, collectively, the “Deferred Businesses”) will not occur on the Closing Date, but shall instead occur after the Buyer Corporations in China have been formed, the material authorizations and registrations in connection therewith are complete, and Ashland’s IT systems are able to support the business operations in the Deferred Jurisdictions as contemplated by the Transition Services Agreement, or otherwise in accordance with the terms of this Section 3.1(b). The parties shall use reasonable best efforts to ensure that, subject to Section 3.1(b)(iii) below, the transfer of the Deferred Businesses (the “Local Closing”) occurs as soon as reasonably practicable after the Closing Date (the date on which the Local Closing occurs, the “Local Closing Date”) in accordance with this Section 3.1(b). For the avoidance of doubt, the Closing Date shall not be delayed as a result of the deferred closing of the Deferred Businesses and there shall be no change in the amount paid at the Closing pursuant to Section 2.7 as a result of the Local Closing.

(ii) At the Local Closing, Ashland and the Asset Selling Corporations, on the one hand, and Buyer and the Buyer Corporations, on the other hand, shall execute and

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deliver the business transfer agreements pertaining to the Deferred Jurisdictions (in substantially the forms agreed by Ashland and Buyer as of the Closing) and any additional Implementing Agreements as are necessary for the conveyance of the Deferred Businesses on the Local Closing Date in accordance with Section 2.10.

(iii) The Local Closing will take place on the last Business Day of the month in which Buyer provides notice (the “Local Closing Notice”) to Ashland that the Buyer Corporations in China have been formed and the material authorizations and registrations in connection therewith are complete (provided that Ashland thereafter notifies Buyer that Ashland’s IT systems will then be able to support the business operations in the Deferred Jurisdictions as contemplated by the Transition Services Agreement), which the parties anticipate will be within two months after the Closing Date; provided, however, that unless otherwise agreed by Ashland and Buyer, (x) if the Local Closing Notice is delivered after the 15th day of the calendar month, then the Local Closing will occur at the end of the next calendar month and (y) the Local Closing shall not occur on the last Business Day of June 2011; provided further, that in the case of clause (y), the Local Closing shall instead occur on the last Business Day of July 2011. Notwithstanding any other provision of this Section 3.1(b), if the Local Closing has not occurred on or prior to December 31, 2011, then Ashland or the applicable Asset Selling Corporations may at any time, by delivery of written notice to Buyer, elect to liquidate the Conveyed Assets and the Assumed Liabilities in the Deferred Jurisdictions; provided that Ashland or such Asset Selling Corporations shall remit the net proceeds (i.e., the purchase price paid for the Deferred Businesses less any transaction costs, including reasonable attorneys’ and other advisors’ fees) from such liquidation to Buyer and shall conduct the liquidation in a manner consistent with the way that Ashland would conduct such liquidation if it were liquidating such Conveyed Assets and Assumed Liabilities for its own account.

(iv) Notwithstanding that legal title to the Deferred Businesses will not be transferred to Buyer on the Closing Date, all provisions of this Agreement (including the calculation of Net Working Capital, the Closing Date Amount and the Adjusted Purchase Price pursuant to Section 2.8 and the indemnification provisions set forth in Article 9) shall apply to the parties as though the transfer of the Conveyed Assets and assumption of the Assumed Liabilities had occurred at the Closing, except to the extent otherwise expressly provided in this Section 3.1(b). The parties agree that the Transition Services Agreement to be executed on the Closing Date will include services and fees pertaining to the Deferred Jurisdictions, but notwithstanding the inclusion of such services and fees in the Transition Services Agreement on the Closing Date, no services shall be provided by Ashland or its Affiliates and no fees shall be paid by Buyer or its Affiliates under the Transition Services Agreement with respect to the Deferred Jurisdictions during the Interim Period, but shall instead commence on the Local Closing Date.

(v) Neither Ashland nor any Asset Selling Corporation makes any representation or warranty of any kind whatsoever, whether express or implied, at Law or in equity, with respect to the Deferred Businesses, other than as set forth in Article 5 of this Agreement and then only as of the date of this Agreement and as of the Closing Date, in accordance with the terms of this Agreement.

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(vi) Except as otherwise contemplated by this Section 3.1(b), during the period from (but not including) the Closing Date through (and including) the Local Closing Date (the “Interim Period”), the Deferred Businesses will be operated on a basis consistent with past practice or, unless prohibited by applicable Law, otherwise in such manner as Buyer shall reasonably request and Ashland’s pre-Closing obligations pursuant to Section 7.13 will continue in force with respect to the Deferred Businesses until the Local Closing occurs. Buyer and Ashland will, and will cause their respective Affiliates to, use commercially reasonable efforts to minimize any Liability for Taxes resulting from the deferred closing of the Deferred Businesses.

(vii) With effect from the Closing Date, Buyer hereby grants Ashland and its Affiliates a non-exclusive, royalty free license to use the “Nexeo” name and any other Intellectual Property Rights required to enable Ashland and the Asset Selling Corporations to operate the Deferred Businesses in the Deferred Jurisdictions during the Interim Period in accordance with this Section 3.1(b). Such license will automatically terminate upon the later of (x) the Local Closing Date or (y) the liquidation by Ashland of all Conveyed Assets and Assumed Liabilities in the Deferred Jurisdictions pursuant to Section 3.1(b)(iii). For the avoidance of doubt, neither Ashland nor any of its Affiliates shall have any obligation to operate the Deferred Businesses under the “Nexeo” name.

(viii)(A) On the Local Closing Date, Buyer shall cause the Buyer Corporations in China to pay to the Asset Selling Corporations in China an aggregate amount equal to the portion of the Consideration allocated to the Asset Selling Corporations in China pursuant to Section 2.9 (such amount, the “China ConsiderationAmount”) in local currency, converted at the applicable Bloomberg Currency Composite Rate (London (CMPL)) (or any successor thereto) at 6 p.m., London time, on the date that is three (3) Business Days prior to the Local Closing Date, or such other date as Ashland and Buyer may agree to be appropriate for such calculation. Such amount shall be paid in immediately available funds by wire transfer in accordance with written instructions given by Ashland to Buyer not less than two (2) Business Days prior to the Local Closing Date or such later time as may be agreed by Ashland and Buyer.

(B) Promptly following receipt by the Asset Selling Corporations in China of the payment contemplated by sub-clause (A) above, Ashland shall pay, for itself and as agent for the Asset Selling Corporations, to Buyer, for itself and as agent for the Buyer Corporations, an amount equal to the China Consideration Amount in U.S. Dollars. Such amount shall be paid in immediately available funds by wire transfer in accordance with written instructions given by Buyer to Ashland not less than two (2) Business Days prior to the Local Closing Date or such later time as may be agreed by Ashland and Buyer.

(ix)(A) During the Interim Period, the Deferred Businesses will be held for Buyer’s (or its designated Affiliate’s) benefit and account and will be managed and operated by Ashland and its Affiliates for Buyer’s (or its designated Affiliate’s) benefit and account, with all gains, income, losses, Taxes and Tax benefits or other items generated to be for Buyer’s (or its designated Affiliate’s) account in accordance with applicable Law.

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(B) Within fifteen (15) Business Days after the end of each calendar month during the Interim Period (including, for the avoidance of doubt, the calendar month in which the Local Closing occurs), Ashland will provide Buyer with a balance sheet, income statement and statement of cash flows for the Deferred Businesses with respect to the month in question.

(C) Within sixty (60) days after the Local Closing Date, Ashland will provide Buyer with a statement setting forth the Net Cash Flow Amount (such statement, the “Net Cash Flow Statement”) for the Deferred Businesses with respect to the Interim Period, prepared in accordance with the Closing Account Principles. For purposes of this Section 3.1(b)(ix), “Net Cash Flow Amount” shall mean the aggregate of the following, to the extent resulting from or relating to the Deferred Businesses during the Interim Period: (i) the profit or loss (after tax), plus or minus (as the case may be) (ii) the change in Net Working Capital, minus (iii) capital expenditures, plus (iv) depreciation, but (v) disregarding any interest income or expense. An illustrative statement setting forth the methodology for calculating the Net Cash Flow Amount, based on the estimated historical net cash flow of the Business in the Deferred Jurisdictions during the first fiscal quarter of 2011, is set forth on Schedule 3.1(b)(ix).

(D) Buyer may dispute the Net Cash Flow Amount or the line items reflected in the Net Cash Flow Statement (each, a “Deferred Jurisdiction Disputed Item”), but only on the basis of (x) mathematical errors or (y) the Net Cash Flow Amount not being calculated in accordance with this Section 3.1(b)(ix); provided, however, that in each case Buyer shall notify Ashland in writing of each Deferred Jurisdiction Disputed Item, and specify in reasonable detail the amount thereof in dispute and the basis therefor, within thirty (30) days after the Net Cash Flow Statement has been received by Buyer. The failure by Buyer to provide a notice of Deferred Jurisdiction Disputed Items to Ashland within such period will constitute Buyer’s final and binding acceptance of the Net Cash Flow Statement.

(E) If a notice of Deferred Jurisdiction Disputed Items shall be timely delivered pursuant to sub-clause (D), Ashland and Buyer shall, during the ten (10) Business Days following the date of such delivery (the “Deferred Jurisdiction Resolution Period”), negotiate in good faith to resolve the Deferred Jurisdiction Disputed Items. If, during the Deferred Jurisdiction Resolution Period, the parties reach an agreement, such agreement shall be evidenced in writing and the Net Cash Flow Statement (as revised pursuant to such written agreement) shall become final and binding on the date of such agreement. If, during the Deferred Jurisdiction Resolution Period, the parties are unable to reach agreement, Ashland and Buyer shall refer all unresolved Deferred Jurisdiction Disputed Items to the Independent Accountant. The Independent Accountant shall make a determination, acting as an expert and not as an arbitrator, with respect to unresolved Deferred Jurisdiction Disputed Items within thirty (30) days after its engagement by Ashland and Buyer, which determination shall be made in accordance with the rules set forth in this Section 3.1(b)(ix). The Independent Accountant shall deliver to Ashland and Buyer, within such thirty (30) day period, a report setting forth (x) its adjustments, if any, to the Net Cash Flow Statement and (y) the calculations supporting such adjustments. Such report shall be final, conclusive and binding on the parties. Ashland and Buyer shall share equally all costs incurred in connection with the engagement of the Independent Accountant.

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(F) If the Net Cash Flow Amount is a positive number, then Ashland, for itself and as agent for the Asset Selling Corporations, shall pay to Buyer, for itself and as agent for the Buyer Corporations, an amount equal to the Net Cash Flow Amount. If the Net Cash Flow Amount is a negative number, then Buyer, for itself and as agent for the Buyer Corporations, shall pay to Ashland, for itself and as agent for the Asset Selling Corporations, an amount equal to the absolute value of the Net Cash Flow Amount.

(G) All payments to be made under paragraph (F) will be paid by the party obligated to make such payment under this Section 3.1(b) (the “Deferred Jurisdiction Paying Party”) to the other party (the “Deferred Jurisdiction Receiving Party”), for itself and as agent for its Affiliates, within ten (10) days after the final determination of the Net Cash Flow Amount, in dollars by wire transfer of immediately payable funds, in accordance with written instructions given by the Deferred Jurisdiction Receiving Party to the Deferred Jurisdiction Paying Party (which instructions shall be provided by the Receiving Party promptly, and no later than eight (8) days, after the final determination of the Net Cash Flow Amount (or such later time as may be agreed by Ashland and Buyer), together with interest on such amount from the Local Closing Date to the date of such payment, at a rate equal to the Interest Rate on such Local Closing Date.

(x) With respect to each Employee who is primarily based in a Deferred Jurisdiction (a “Deferred Jurisdiction Employee”) as of the Closing Date, (A) the Local Closing Date shall be deemed to be the Closing Date for all purposes of Section 7.5 of this Agreement and (B) any rights or obligations of the parties with respect to the Deferred Jurisdiction Employees pursuant to Section 7.5 of this Agreement that are said to be effective as of the Closing or the Effective Time shall be deemed to be effective as of the Local Closing Date. Ashland shall update Schedule 7.5(a) and, if applicable, Schedule 7.5(b), during the Interim Period to reflect any additional Deferred Jurisdiction Employees, new hires, retirements, resignations, dismissals and other employment terminations with respect to Deferred Jurisdiction Employees that may have occurred at any time during the Interim Period; provided that one such update shall occur within ten (10) to thirty (30) days prior to the Local Closing Date. The parties acknowledge that certain Transferred Employees (other than the Deferred Jurisdiction Employees) have roles and responsibilities pertaining to the operation of the Business in the Deferred Jurisdictions, and agree that such Transferred Employees may continue to have such roles and responsibilities during the Interim Period.

(xi) For purposes of Sections 7.9(b), 7.10, 7.11 and 7.12, to the extent applicable to the Deferred Jurisdictions, all references to the Closing Date or the Effective Time shall be deemed to be references to the Local Closing Date.

(xii) Ashland and its Affiliates will have no Liability to Buyer or any of its Affiliates arising out of the management or operation of any Deferred Business during the Interim Period other than for breach of this Agreement, gross negligence or willful misconduct, for which breach, gross negligence or willful misconduct Ashland and its

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Affiliates will indemnify Buyer Indemnitees; provided, however, that Ashland and its Affiliates will have no Liability for actions taken in accordance with the request or direction of Buyer or its Affiliates. Buyer agrees that the operation of the Deferred Businesses by Ashland and its Affiliates during the Interim Period in accordance with this Section 3.1(b) shall not be deemed a violation of the non-competition and non-solicitation provisions of Section 7.7.

(xiii) Except (A) as set forth in Section 3.1(b)(xii) or (B) to the extent relating to or arising from a breach of this Agreement, gross negligence or willful misconduct by Ashland or its Affiliates, Buyer will reimburse Ashland and will indemnify and hold harmless Ashland and the Ashland Indemnitees from and against all Losses incurred or asserted as a result of Ashland’s or its Affiliates’ post-Closing direct or indirect ownership, management or operation of each Deferred Business, including the amount of any additional Taxes payable (or carried-forward Tax losses or credits consumed) by Ashland or its Affiliates (whether currently or in the future), after application of the terms of this Agreement, as a result thereof in excess of the amount of Taxes which would have been payable by Ashland or its Affiliates, after application of the terms of this Agreement, if each Deferred Business had been transferred to Buyer or its designated Affiliates on the Closing Date.”

(b) Section 3.1 of the Agreement is hereby amended by adding the language set forth below as a new Section 3.1(c):

“(c) Buyer acknowledges that in order for Ashland to provide services following the Closing Date to Buyer as contemplated by the Transition Services Agreement, Ashland must retain ownership of and title to certain Conveyed Assets specified in the Transition Services Agreement during the term of the Transition Services Agreement. Notwithstanding anything herein to the contrary, Buyer agrees that Ashland shall retain ownership of and title to such Conveyed Assets during the term of the Transition Services Agreement; provided that, upon the termination of the Transition Service Agreement pursuant to the terms thereof, Ashland shall transfer and convey all right, title and interest in and to such Conveyed Assets to Buyer, free and clear of all Encumbrances, other than Permitted Encumbrances.”

Section 11. Amendment to Section 5.8(b). Section 5.8(b) of the Agreement is hereby amended by deleting the current text of the Section in its entirety and replacing it with the language set forth below:

“(b) “Leased Real Property” means (i) all leased real properties as set forth on Schedule 5.8(b)(i), which are subject to a leasehold interest in favor of Ashland or any Asset Selling Corporation and used in connection with the Business, (ii) any right of Buyer to occupy and use space, from and after Closing, pursuant to a license, sublicense or similar agreement, at the office buildings owned or leased by Ashland and located in Dublin, Ohio, Barendrecht, The Netherlands and Shanghai, China and (iii) any right of Buyer or a Buyer Corporation to occupy and use, from and after Closing, the Mississauga Property pursuant to the Mississauga Lease (collectively, “Real Property Leases”). Except as set forth in Schedule 5.8(b)(ii), (v) there are no Encumbrances on the

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Mississauga Property, except for Permitted Encumbrances and Scheduled Encumbrances, (w) there are no leased real properties (other than the Leased Real Property) which are subject to a leasehold interest in favor of Ashland or any Asset Selling Corporation that are used in connection with the Business, (x) to the Knowledge of Ashland, no Real Property Lease listed on Schedule 5.8(b)(i) has been modified or amended orally or in writing, (y) each of the Real Property Leases is valid and binding on Ashland, if Ashland is a party thereto, and any Asset Selling Corporation that is a party thereto and, to the Knowledge of Ashland, each other party thereto, and is in full force and effect and (z) neither Ashland nor any Asset Selling Corporation is in breach of or default under any Real Property Lease, the consequences of which, individually or in the aggregate, would have a Material Adverse Effect.”

Section 12. Amendments to Section 7.4.

(a) Section 7.4(a) of the Agreement is hereby amended by adding the language set forth below as a new Section 7.4(a)(iv):

“(iv) On the Closing Date, Buyer shall execute a power of attorney granting Ashland the right, from and after the Closing, to appear and represent Buyer in connection with the matters described therein. The fees incurred by Ashland in connection with the retention of local counsel to pursue such Tax matters will be borne 50% by Buyer and 50% by Ashland. Ashland shall not enter into any agreement or settlement with respect to the matters covered by such power of attorney that affect Taxes for which Buyer is responsible (in whole or in part) without Buyer’s written consent (not to be unreasonably withheld). For the avoidance of doubt, nothing in this Section 7.4(a)(iv) shall be construed to alter or modify the allocation of Taxes between the parties pursuant to the terms of this Agreement.”

(b) Section 7.4(c)(i) of the Agreement is hereby amended by deleting the current text of the Section in its entirety and replacing it with the language set forth below:

“(i) All recoverable and non-recoverable transfer, documentary, sales, use, stamp, registration, and other similar Taxes, and all conveyance fees, recording charges and other fees and charges (such Taxes, fees and charges, including any penalties or interest but excluding VAT, “Transfer Taxes”) incurred in connection with the consummation of the transactions contemplated by this Agreement, the Implementing Agreements and the Transition Agreements, as well as the costs of (x) determining the amount of Transfer Taxes payable in each jurisdiction in which any Conveyed Assets are transferred to, and any Assumed Liabilities are assumed by, Buyer or the applicable Buyer Corporation, (including the costs incurred by Ashland in connection with its retention of Deloitte Tax LLP to make such determination) and (y) the filing of all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, shall be borne and paid when due 50% by Buyer and 50% by Ashland, and Ashland and Buyer shall file all necessary Tax Returns and other documentation required to be filed by it with respect to all such Taxes, fees and charges, and, if required by applicable Law, the parties will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation.”

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Section 13. Amendments to Section 7.5.

(a) Section 7.5(b)(ii) of the Agreement is hereby amended by adding the language set forth below to the end of the Section:

“Notwithstanding anything herein to the contrary, the parties agree that the employment and related rights and obligations of any Employee associated with or employed by Ashland or an Asset Selling Corporation at or in connection with the Montreal Facility (the “Montreal Employees”) shall not transfer to Buyer unless and until either of the conditions set out in Section 2.3(f)(x) or Section 2.3(f)(y) is fulfilled (the “Montreal Transfer Date”), at which time the employment of the Montreal Employees shall transfer to Buyer by operation of law.”

(b) Section 7.5(c) of the Agreement is hereby amended by deleting the current text of the Section in its entirety and replacing it with the language set forth below:

“(c) Offers of Employment. Buyer shall, or shall cause a Buyer Corporation to, make offers of at-will (to the extent permitted by applicable Law) employment to the Employees in accordance with the provisions of this Section 7.5, at least thirty (30) days prior to the Closing Date (or such longer period required by applicable Law or the terms of any Union Contract), with such employment to be effective as of the Closing (or such later date as provided in Section 7.5(e)). Any such offer of employment shall be for a position that is comparable to the type of position held by such Employee immediately prior to the Closing Date and shall be made on terms and conditions sufficient to avoid statutory, contractual, common law or other severance obligations, other than where such severance is automatic pursuant to applicable Law or the terms of any Union Contract. Each Employee (other than a European Employee) who accepts the offer of employment, including offers described in Section 7.5(e), from Buyer or a Buyer Corporation, is referred to herein as an “ASC Transferred Employee”. ASC Transferred Employees and European Transferred Employees are referred to collectively herein as “Transferred Employees”. Except as otherwise specifically provided in this Article VII or to the extent required by applicable Law, effective as of the Effective Time (or such later date on which a Transferred Employee commences employment with Buyer or a Buyer Corporation), the Transferred Employees shall cease all active participation in and accrual of benefits under the Seller Benefit Plans. Notwithstanding the foregoing, (i) any failure of any offer of employment made to an Employee primarily based in Russia (each, a “Russian Employee”) to comply with the timing requirements set forth in thisSection 7.5(c) shall not be a breach of this Section, provided that (x) prior to the Closing Date each Russian Employee (1) executes a release of claims in favor of Ashland and any applicable Asset Selling Corporation in accordance with Russian law and in a form reasonably satisfactory to Ashland releasing Ashland and the Asset Selling Corporations from any and all claims arising from the failure to timely inform and consult with such Russian Employee, (2) is provided with a draft of an employment agreement with Buyer or a Buyer Corporation in substantially final form (a “Russian Employment Agreement”) and (3) executes and returns to Buyer such Russian Employment Agreement, and (y) Buyer or a Buyer Corporation executes each Russian Employment Agreement on or immediately prior to the Closing Date and (ii) any failure of any offer of employment

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made to an Employee primarily based in Mexico (each, a “Mexican Employee”) to comply with the timing requirements set forth in this Section 7.5(c) shall not be a breach of this sentence, provided that Buyer or a Buyer Corporation make offers of at-will (to the extent permitted by applicable Law) employment to each Mexican Employee in accordance with the provisions of this Section 7.5, at least twenty three (23) days prior to the Closing Date, with such employment to be effective as of the Closing (or such later date as provided in Section 7.5(e)).”

(c) Section 7.5(k) of the Agreement is hereby amended by deleting the current text of the Section in its entirety and replacing it with the language set forth below:

“(k) In the case of any Employee referred to in Section 7.5(e), except as otherwise required by applicable Law or otherwise specifically provided in this Agreement, references to Closing Date in Sections 7.5(g) through (j) and Section 7.5(t) shall instead be deemed to refer to the date such Employee became a Transferred Employee.”

(d) Section 7.5(l) of the Agreement is hereby amended by deleting the current text of the Section in its entirety and replacing it with the language set forth below:

“(l)401(k) Plan. Effective as of the Closing Date, Buyer or a Buyer Corporation shall have in effect a defined contribution plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the “Buyer 401(k) Plan”) providing benefits as of the Closing to the Transferred Employees participating in a Seller Benefit Plan that is a defined contribution plan with a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the “Seller 401(k) Plan”) immediately prior to the Closing. As soon as practicable following (i) Buyer’s or a Buyer Corporation’s presentation to Ashland of the Buyer 401(k) Plan document and evidence reasonably satisfactory to Ashland that the proposed Buyer 401(k) Plan has been drafted to meet the necessary requirements for qualification under Section 401(a) of the Code and that the Buyer intends to file a determination letter application with respect to the Buyer 401(k) Plan on the next regularly scheduled cycle for such filing, and (ii) Ashland’s or an Asset Selling Corporation’s presentation to Buyer of evidence reasonably satisfactory to Buyer that the Seller 401(k) Plan meets the requirements for qualification under Section 401(a) of the Code, Ashland or an Asset Selling Corporation shall cause to be transferred to the Buyer 401(k) Plan the assets and liabilities from the Seller 401(k) Plan for the Transferred Employees in accordance with applicable requirements of the Code. Such transfer or transfers shall consist of all applicable assets, including, without limitation, cash, cash equivalents, transfers in kind or participant loan receivables equal to all the accrued benefit liabilities in the Seller 401(k) Plan for the Transferred Employees and their respective beneficiaries, including accrued benefit liabilities arising under any applicable qualified domestic relations order. Buyer or a Buyer Corporation shall direct the trustee of the Buyer 401(k) Plan to accept each transfer of assets and liabilities from the Seller 401(k) Plan. In order to implement this Section 7.5(l), the parties shall cooperate in the exchange of information, the notification of Transferred Employees and the preparation of any documentation required to be filed with any Governmental Authority. Buyer and any Buyer Corporation shall cooperate with Ashland and the Asset Selling Corporations in effecting a transition of all

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outstanding 401(k) loans of Transferred Employees in a manner designed to prevent a deemed distribution from the Seller 401(k) Plan. Upon completion of each trust-to-trust transfer of the Transferred Employees’ partial or full account balances, as described in this Section 7.5(l) and as may be necessary to complete the transfer of all assets and liabilities, Buyer or a Buyer Corporation and Buyer’s 401(k) Plan shall be fully responsible for all benefits relating to past service of such Transferred Employee and none of Ashland, the Asset Selling Corporations and Seller’s 401(k) Plan shall have any liability whatsoever with respect to such benefits. Buyer or a Buyer Corporation shall administer the accounts of Transferred Employees in the Buyer 401(k) Plan in accordance with all applicable requirements of the Code. After the Closing Date, upon the commencement of employment of any Inactive Employee or Post-Closing Solicited Employee with Buyer or a Buyer Corporation, Ashland or an Asset Selling Corporation shall cause to be transferred to the Buyer 401(k) Plan the assets and liabilities from the Seller 401(k) Plan for such Inactive Employee or Post-Closing Solicited Employee in accordance with applicable requirements of the Code.”

(e) Section 7.5(n) of the Agreement is hereby amended by deleting the current text of the Section in its entirety and replacing it with the language set forth below:

“(n)Employee Consultations. Ashland and the Asset Selling Corporations shall fully comply with all of its or their obligations (however arising) to inform and consult with, and in respect of, the Employees of the Business, whether the same arises under a Union Contract or applicable Law. To the extent such communications occur in writing, Ashland and the Asset Selling Corporations will provide a copy to Buyer at the time such communications occur and will provide Buyer any written responses to said communications promptly after the time they are received. Buyer or Buyer’s Affiliates shall fully comply with all of its or their obligations (however arising) to inform and consult with, and in respect of, the Employees of the Business, whether the same arises under a Union Contract or applicable Law. To the extent such communications occur in writing, Buyer and Buyer’s Affiliates will provide a copy to Ashland at the time such communications occur and will provide Ashland any written responses to said communications promptly after the time they are received. Notwithstanding the foregoing, any failure by Ashland or an applicable Asset Selling Corporation to comply with its obligations to inform and consult with, and in respect of, any Russian Employee in accordance with Russian Law shall not be a breach of this Section 7.5(n).”

(f) Section 7.5 of the Agreement is hereby amended by adding the language set forth below as a new Section 7.5(t):

“(t)The parties hereby agree to follow the alternative procedure for United States employment Tax withholding as provided in Section 5 of Rev. Proc. 2004-53, I.R.B. 2004-34. Accordingly, Ashland and the Asset Selling Corporations shall have no United States employment Tax reporting responsibilities, and Buyer or a Buyer Corporation shall have full United States employment Tax reporting responsibilities, for Transferred Employees subject to United States employment Tax after the Closing Date.”

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(g) Section 7.5 of the Agreement is hereby amended by adding the language set forth below as a new Section 7.5(u):

“(u)Post-Closing Solicited Employees. For all purposes of this Section 7.5, upon commencement of employment with Buyer or a Buyer Corporation, Post-Closing Solicited Employees shall be deemed to be Transferred Employees. For the purposes of Section 7.5(g), upon commencement of employment with Buyer or a Buyer Corporation, Post-Closing Solicited Employees shall be deemed to be both Former Employees and Transferred Employees. With respect to each Post-Closing Solicited Employee, except as otherwise required by applicable Law or otherwise specifically provided in this Agreement, references to the Closing Date in Sections 7.5(g) through (j) and Section 7.5(t) shall instead be deemed to refer to the date such Post-Closing Solicited Employee commenced employment with Buyer or a Buyer Corporation. Any rights or obligations of the parties with respect to the Post-Closing Solicited Employees pursuant to this Section 7.5 that are stated as being effective as of the Closing or the Effective Time shall be deemed to be effective as of the date such Post-Closing Solicited Employee commenced employment with Buyer or a Buyer Corporation. As soon as reasonably practicable following the commencement of employment with Buyer or a Buyer Corporation by any (x) Post-Closing Solicited Employee or (y) Post-Closing Ashland Employee that commences employment with Buyer or a Buyer Corporation in the period beginning on the Closing Date and ending on the date 90 days following the Closing Date, Ashland shall provide to Buyer such information with respect to such individuals as may reasonably be requested by Buyer or a Buyer Corporation with respect to such individual’s terms and conditions of employment and benefits entitlements including, without limitation, hire date, adjusted service date, sick leave balance, accrued vacation, and medical benefits and entitlements, subject in each case to any restrictions on the provision of such information pursuant to applicable Law; provided that Buyer and the Buyer Corporations shall bear any costs related to, and shall indemnify and hold harmless Ashland and the Asset Selling Corporation from, any and all claims or liabilities that may arise from the act of providing such information.”

Section 14. Amendment to Section 7.6. Section 7.6 of the Agreement is hereby amended by adding the language set forth below as a new Section 7.6(g):

“(g) Following the Closing, Buyer intends to conduct an exchange offer (the “Exchange Offer”) to exchange the unregistered senior notes to be issued by Buyer to finance a portion of the Purchase Price (the “Unregistered Notes”) for substantially identical notes that have been registered under the Securities Act of 1933 (the “Registered Notes”). In connection with the Exchange Offer, for a period of eighteen (18) months following the Closing, Ashland hereby agrees to use its reasonable best efforts to provide, and to cause its Affiliates to use reasonable best efforts to provide, all reasonable cooperation to provide Buyer with information in the possession of Ashland or such Affiliate that is required to be included in a registration statement on Form S-4 relating to the Exchange Offer (the “Exchange Offer Registration Statement”), including information necessary to prepare financial statements in compliance with Regulation S-X required to be included in the Exchange Offer Registration Statement; provided that such cooperation does not unreasonably interfere with the ongoing operations of Ashland or

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any of its Affiliates. Any information provided by Ashland in connection with the Exchange Offer Registration Statement shall be prepared in good faith. Buyer agrees that it shall promptly, upon request by Ashland, reimburse Ashland for all out-of-pocket costs and expenses (including attorneys’ fees) incurred by Ashland or any of its Affiliates in connection with the cooperation of Ashland and its Affiliates and shall indemnify and hold harmless Ashland and its Affiliates and their respective directors, officers, employees and representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the provision of any information used in connection with the Exchange Offer or the Exchange Offer Registration Statement. Notwithstanding anything to the contrary contained herein, for the avoidance of doubt, Ashland and its Affiliates shall have no liability or obligation in connection with any interest, fees or other liabilities incurred by Buyer or its Affiliates in connection with the Unregistered Notes, the Registered Notes, the Exchange Offer or the Exchange Offer Registration Statement.”

Section 15. Amendments to Section 7.7.

(a) Section 7.7(c) of the Agreement is hereby amended by deleting the current text of the Section in its entirety and replacing it with the language set forth below:

“(c) For the avoidance of doubt and notwithstanding anything to the contrary herein it shall be understood and agreed by the parties that Ashland or any of the Asset Selling Corporations may continue to engage in any business (other than the Business) that is conducted as of the Closing Date, including the right to market, package or distribute automotive lubricants, chemicals, appearance products, antifreeze for the automotive and truck after market; products that are primarily designed to modify the properties of aqueous systems; specialty chemical products and functional, process and water treatment chemistry to the paper, pulp, chemical, commercial and institutional, food and beverage, mining and municipal industries; and specialty chemicals and customized services to the building and construction, transportation, metal casting, packaging and converting and marine markets.”

(b) Section 7.7(f) of the Agreement is hereby amended by deleting the current text of the Section in its entirety and replacing it with the language set forth below:

“(f) From and after the Closing for a period of two (2) years following the Closing, neither Ashland nor its Affiliates shall solicit for employment (whether as an employee, consultant or temporary employee) any Transferred Employee who is hired by Buyer; provided, however, that in each case this Section 7.7(f) shall not apply if (i) any such Transferred Employee has been terminated by Buyer or any of its Affiliates, (ii) any such Transferred Employee contacts Ashland or any of its Affiliates in response to a solicitation for employment made to the public in general, or other method not specifically directed toward any Transferred Employees or (iii) Ashland or any of its Affiliates is required to hire such Transferred Employees by applicable Law, collective bargaining agreement or works council agreement.”

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(c) Section 7.7(g) of the Agreement is hereby amended by deleting the current text of the Section in its entirety and replacing it with the language set forth below:

“(g) Except as set forth in Section 10 of the Transition Services Agreement, from and after the Closing for a period of two (2) years following the Closing, neither Buyer nor the Buyer Corporations shall solicit for employment (whether as an employee, consultant or temporary employee) any employee of Ashland or any of its Affiliates whether (i) employed by Ashland or any of its Affiliates as of the Closing Date and who is not a Transferred Employee (the “Non-Transferred Employees”) or (ii) hired by Ashland or any of its Affiliates after the Closing Date (the “Post-Closing Hires” and collectively with the Non-Transferred Employees, the “Post-Closing Ashland Employees”); provided, however, that in each case this Section 7.7(g) shall not apply if (x) any such Post-Closing Ashland Employee has been terminated by Ashland or any of its Affiliates or (y) any such Post-Closing Ashland Employee contacts Buyer or any of the Buyer Corporations in response to a solicitation for employment made to the public in general, or other method not specifically directed toward any Post-Closing Ashland Employees. Notwithstanding the foregoing, Buyer or a Buyer Corporation may solicit for non-temporary employment any Post-Closing Ashland Employee; provided that such solicitations (a) are made exclusively to Post-Closing Ashland Employees who at the time of the solicitation are employed by Ashland or an Asset Selling Corporation and perform functions consistent with the described positions set forth in Schedule 7.7(g) or who are otherwise named in Schedule 7.7(g), (b) result in no more than one Post-Closing Ashland Employee accepting employment with Buyer or a Buyer Corporation with respect to each described position set forth in Schedule 7.7(g) and (c) occur only during the period beginning on May 1, 2011 and ending no later than the date 90 days following the Closing Date and result in any such Post-Closing Ashland Employees commencing employment with Buyer or a Buyer Corporation, if at all, on or prior to the date 90 days following the Closing Date (any such individual who accepts employment with Buyer or a Buyer Corporation pursuant to this sentence, a “Post-Closing Solicited Employee”). For the avoidance of doubt, the definition of Post-Closing Solicited Employee shall not include any individual falling within Section 7.7(g)(x) or (y) above.”

Section 16. Amendment to Section 7.10. Section 7.10(b) of the Agreement is hereby amended by deleting the current text of the Section in its entirety and replacing it with the language set forth below:

“(b)To the extent that Ashland, any Asset Selling Corporation or any of their Affiliates, on the one hand, and Buyer, any Buyer Corporation or any of their Affiliates, on the other, (i) receives any payment to which the other party is entitled (including with respect to any Allocated Accounts Receivable), each of Buyer and Ashland agrees (A) to identify the proper recipient of such payment as promptly as practicable and (B) to promptly (and in any event, with respect to any such payment received during the 60-day period from and after the Closing Date, within the greater of (x) two Business Days following such receipt or (y) one Business Day after identifying such receipt as belonging to the other party) remit the proceeds to the designated bank account of Ashland or Buyer, as appropriate, and (ii) makes a payment to a third-party on behalf of the other party (including with respect to any Allocated Accounts Payable), each of Buyer and

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Ashland agrees (A) to identify the proper obligor of such payment as promptly as practicable and (B) to promptly (and in any event, with respect to any such payment made during the 60-day period from and after the Closing Date, within the greater of (x) two Business Days following such payment or (y) one Business Day after identifying such payment as the obligation of the other party) reimburse Ashland or Buyer, as applicable, by depositing an equal amount in the bank account designated by such reimbursed party, except with respect to any such receipt or payment as may be otherwise agreed by Buyer and Ashland.”

Section 17. Amendment to Article 7. Article 7 of the Agreement is hereby amended by adding the language set forth below as a new Section 7.17:

“Master Trip Lease Fees. At or promptly after the Closing, Buyer and Ashland will enter into two Master Trip Lease Agreements (the “Master Trip Leases”) in connection with certain Environmental Permits that were not able to be obtained by Buyer prior to the Closing Date. Notwithstanding anything to the contrary in the Master Trip Leases, Buyer shall pay the fees set forth in Schedule 7.17 with respect to the states set forth in such Schedule 7.17 for so long as either Master Trip Lease remains in effect with respect to such state.”

Section 18. Amendment to Section 9.6(c). Section 9.6(c) of the Agreement is hereby amended by deleting the current text of the Section in its entirety and replacing it with the language set forth below:

“(c)Ashland shall not have any liability under Section 9.1(c) (i) for any Retained Remediation Liabilities (other than such liabilities relating to Off-Site Locations, which shall not be subject to the limitations of this Section 9.6(c)(i)) in excess of, on a cumulative basis, U.S. $75,000,000, or (ii) except as provided in Section 2.3(d), for any Other Retained Remediation Liabilities for any individual Loss (or series of connected Losses) hereunder unless such individual Loss (or series of connected Losses) exceeds U.S. $175,000 and, unless the aggregate of all such Losses for which Ashland would, but for this provision, be liable exceeds on a cumulative basis, U.S. $5,000,000 and if such amount is exceeded, Ashland shall be required to pay only the amount of such Losses which exceeds U.S. $5,000,000.”

Section 19. Amendments to Disclosure Schedules.

(a) The Disclosure Schedules are hereby amended by adding the language attached hereto as Annex I as a new Schedule 1.1(f).

(b) The Disclosure Schedules are hereby amended by adding the language attached hereto as Annex II as a new Schedule 2.3(d).

(c) The Disclosure Schedules are hereby amended by adding the language attached hereto as Annex III as a new Schedule 2.3(e).

(d) The Disclosure Schedules are hereby amended by deleting Schedule 2.8(a) (other than Exhibit A thereto) and replacing it with the language attached hereto as Annex IV.

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(e) The Disclosure Schedules are hereby amended by adding the language attached hereto as Annex V as a new Schedule 2.9.

(f) The Disclosure Schedules are hereby amended by adding the language attached hereto as Annex VI as a new Schedule 3.1(b)(ix).

(g) The Disclosure Schedules are hereby amended by deleting Schedules 5.8(a)(i), 5.8(a)(ii) and 5.8(b)(i) and replacing them with the language attached hereto as Annex VII.

(h) The Disclosure Schedules are hereby amended by deleting Exhibit B to Schedule 5.16(i) and replacing it with the language attached hereto as Annex VIII.

(i) The Disclosure Schedules are hereby amended by adding the language attached hereto as Annex IX as a new Schedule 7.7(g).

(j) The Disclosure Schedules are hereby amended by adding the language attached hereto as Annex X as a new Schedule 7.17

Section 20. Continuing Effect of Agreement. This Amendment Agreement shall not constitute an amendment or waiver of any provision of the Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of either party hereto that would require an amendment, waiver or consent of such party except as expressly stated herein.

Section 21. Assignment. No party to this Amendment Agreement may assign any of its rights or obligations under this Amendment Agreement, including by sale of stock or by operation of Law in connection with a merger or sale of substantially all assets, without the prior written consent of the other party hereto; provided that no such assignment by Buyer or Ashland, as the case may be, shall relieve such assignor of any of its obligations hereunder.

Section 22. Parties in Interest. This Amendment Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Amendment Agreement, express or implied, is intended to confer upon any Person other than Buyer, Ashland or their successors or permitted assigns, any rights or remedies under or by reason of this Amendment.

Section 23. Governing Law. This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, U.S.A., its rules of conflict of law notwithstanding.

Section 24. Counterparts. This Amendment Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

Section 25. Severability. The provisions of this Amendment Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the

24

validity or enforceability of the other provisions hereof. If any provision of this Amendment Agreement, or the application thereof to any Person or any circumstances, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Amendment Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof in any other jurisdiction.

[Remainder of Page Intentionally Left Blank]

25

IN WITNESS WHEREOF, the parties have executed or caused this Amendment Agreement to be executed as of the date first written above.

NEXEO SOLUTIONS, LLC		ASHLAND INC.

By:	/s/ Michael B. Farnell, Jr.	By:	/s/ John W. Joy
Name:	Michael B. Farnell, Jr.	Name:	John W. Joy
Title:	Vice President	Title:	Vice President, Corporate Development

[Signature Page to Amendment Agreement]

ANNEX I

Schedule 1.1(f)

See attached.

Schedule 1.1(f)

Assumed Intercompany Accounts Payable and Assumed Intercompany Accounts Receivable*

For Germany, Poland, Portugal and Denmark, if the actual outstanding balance on the Closing Date of the intercompany trade accounts and notes payable of the local Affiliate of Ashland due to Ashland Nederland B.V. that relate exclusively to the Business (“Local Intercompany Accounts Payable”) exceeds the Target Amount, then the Assumed Intercompany Accounts Payable shall include only specific Local Intercompany Accounts Payable of such Affiliate and the Assumed Intercompany Accounts Receivable shall include only specific intercompany trade accounts and notes receivable of Ashland Nederland B.V. from such Affiliate (the “Local Intercompany Accounts Receivable”). The specific Local Intercompany Accounts Payable to be included in the Assumed Intercompany Accounts Payable shall be selected in size order, from largest to smallest, until the addition of the next Local Intercompany Account Payable would exceed the Target Amount (and for the avoidance of doubt, neither such next nor any further Local Intercompany Account Payable shall be selected or included), and the Assumed Intercompany Accounts Receivable shall include the specific Local Intercompany Accounts Receivable that correspond to the Local Intercompany Accounts Payable so selected and included.

In all other cases, the Assumed Intercompany Accounts Payable shall include all Local Intercompany Accounts Payable outstanding on the Closing Date and the Assumed Intercompany Accounts Receivable shall include all Local Intercompany Accounts Receivable outstanding on the Closing Date.

Jurisdiction	Debtor Legal Entity	SAP Company #	Creditor Legal Entity	SAP Company #	Payable GL #	Receivable GL #	Target Amount (€)**	Estimate as of March 23, 2011 (€)**
UK	Ashland UK Limited	0441	Ashland Nederland BV	0312	223002	114603	4,034,000	4,172,365.33
Spain	Ashland Chemical Hispania SL	0341	Ashland Nederland BV	0312	223002	114603	5,954,000	5,409,513.86
Germany	Valvoline (Deutschland) GmbH	0491	Ashland Nederland BV	0312	223002	114603	8,086,000	7,447,906.21
Italy	Ashland Italia SpA	0391	Ashland Nederland BV	0312	223002	114603	5,760,000	6,610,559.20
France	Ashland France SAS	0331	Ashland Nederland BV	0312	223002	114603	2,991,000	2,441,260.31
Ireland	Ashland Industries Ireland Limited	3531	Ashland Nederland BV	0312	223002	114603	480,000	452,420.10
Poland	Ashland Poland Sp Zoo	0481	Ashland Nederland BV	0312	223002	114603	3,714,000	3,789,860.98
Finland	Ashland Finland Oy	3581	Ashland Nederland BV	0312	223002	114603	1,036,000	815,398.17
Portugal	Ashland-Plasticos de Portugal Lda	3512	Ashland Nederland BV	0312	223002	114603	1,510,000	1,797,968.97
Sweden	Ashland Sweden AB	0461	Ashland Nederland BV	0312	223002	114603	3,161,000	2,876,615.04
Denmark	Ashland Danmark APS	0451	Ashland Nederland BV	0312	223002	114603	515,000	512,409.73
Norway	Ashland Norge AS	0471	Ashland Nederland BV	0312	223002	114603	259,000	237,488.26

						Total	37,500,000	36,563,766.16

*	These accounts reflect only transfers of products pertaining to the Business that have already been invoiced.
**	The Target Amounts were calculated in the context of determining the amount of Target Net Working Capital to be allocated to each Asset Selling Corporation. Neither the Target Amounts nor the Estimates as of March 23, 2011 are final or binding on either party.

ANNEX II

Schedule 2.3(d)

“Specified Lease Agreements” shall mean (a) the Lease Agreement dated January 15, 1988, by and between Ashland, as tenant, and Freeport Center Associates, L.L.P. (“Specified Landlord”) for the premises commonly known as Freeport Center Building J-10, Clearfield, Davis County, Utah (the “10 Premises”) and (b) the Lease Agreement dated January 12, 1982 by and between Ashland, as tenant, and Landlord, for premises commonly known as Freeport Center Building #12 and #56, Clearfield, Davis County, Utah (the “12 Premises”, and together with the 10 Premises, the “Specified Premises”), as they have been amended, modified and supplemented through the date hereof.

“Specified Property Report” shall mean the Phase I environmental assessment study required by the Specified Consent.

See attached Exhibit A to Schedule 2.3(d).

Exhibit A to Schedule 2.3(d)

Kimberly Humphrey Czirr

Ashland Inc.

Corporate Real Estate

3499 Blazer Parkway

Lexington, KY 40509

859.357.7355 (phone)

KHumphreyczirr@ashland.com

March 31, 2011

Certified Mail/Return Receipt Requested

Freeport Center Associates, L.L.P.

Attn: Ms. Betty Parker

P. O. Box 160466

Clearfield, Utah 84016

Re:	Lease Agreement dated January 15, 1988, by and between Ashland Inc. (“Tenant”) and Freeport Center Associates, L.L.P. (“Landlord”), for premises commonly known as Freeport Center Building #12 and #56, Clearfield, Davis County, Utah; and a Lease Agreement dated January 12,1982, by and between Tenant and Landlord for the premises commonly known as Freeport Center Building J-10, Clearfield, Davis County, Utah (collectively, the “Premises”), such Lease Agreements, including all amendments and appendices thereto (collectively, the “Leases”)

Dear Ms. Parker:

Tenant announced on November 8,2010 that it intends to sell its distribution business (the “Business”) to Nexeo Solutions, LLC, formerly known as TPG Accolade, LLC (“Nexeo”) (the “Transaction”). It is currently expected that the Transaction will occur on or before March 31, 2011 (the “Closing Date”). If the Transaction is terminated and the closing of the Transaction does not occur, except as otherwise provided for herein, this letter will be null and void and of no further force or effect.

The Transaction includes an assignment of certain contracts relating to the Business to Nexeo. As of the Closing Date, Tenant intends to assign the Leases, including all rights and obligations under the Leases, to Nexeo, and Nexeo will accept and assume such rights and obligations under the Leases (the “Lease Assignments”). The Lease Assignments will become effective only upon the closing of the Transaction.

We respectfully request your consent to the Lease Assignments.

By signing and returning this letter, Landlord consents to the Lease Assignments. We understand that Landlord’s consent is conditioned upon (i) the performance of a Phase I Environmental Assessment study, consistent with ASTM 1527-05, at the Premises described in the Leases by an environmental consultant selected by Landlord (the cost of which Phase I assessment shall be paid by Tenant); (ii) Tenant’s undertaking to perform any response, removal, remediation, corrective action or related monitoring activity to the extent required by applicable environmental law and the United States Environmental Protection Agency or the Utah Department of Environmental Quality to address any previously unaddressed presence or release of hazardous material that first occurred on the Clearfield Premises during the term of the Leases and prior to the Closing Date in accordance with standards applicable to industrial properties (any such action or actions, the “Required Action”); and (iii) Tenant’s payment of the attorney fees incurred by Landlord in analyzing and responding to Tenant’s request for consent to the Lease Assignments to be paid within two weeks of the closing of the Transaction. Tenant’s obligations to pay for the Phase I, to undertake (and pay for) any Required Action and to pay attorney fees incurred by this consent (i, ii and iii herein) survive and remain regardless of whether the Transaction closes or is otherwise terminated.

If Landlord enters into any agreement with Tenant relating to the Lease after the date of this letter but prior to the effective date of the Lease Assignments, this letter will serve as Landlord’s express consent to assign such subsequent agreement to Nexeo in conjunction with the Lease Assignments.

Please have an authorized representative sign this letter, and (1) email a copy to KHumphreyczirr@ashland.com, and (2) send the executed copy of the letter to us in the enclosed, self-addressed postage-paid envelope.

If you have any questions, please do not hesitate to contact me at the number shown above.

Sincerely,

/s/ Kimberly Humphrey Czirr

Kimberly Humphrey Czirr

Accepted and Agreed:

Freeport Center Associates, L.L.P.

By:
Its:

ANNEX III

Schedule 2.3(e)

Country	Leasing Company	Brand	Model / Type	License Plate Number	Fuel Type	Purchase Date	Lease Duration (months)/ (mileage)	Lease End Date	Monthly Leasing Costs (excluding VAT)	Risk Insurance (included or separate)
France	ATHLON	VOLKSWAGEN	PASSAT TDI BLUEMOTION	342 FKE 92	Diesel	11/16/2007	39 months /150 000 km	16/02/11	567.73	separate
France	ATHLON	VOLKSWAGEN	Tiguan	BB-209-VB	Diesel	10/18/2010	36m /130000	18/10/13	562.12	separate
France	ATHLON	TOYOTA	VERSO	AC-902-DH	Diesel	7/29/2009	36 months /130 000 km	29/07/12	485.23	Separate
France	ATHLON	FORD	KUGA 2,0 TDCI	557 FVV 92	Diesel	1/13/2009	25 months /140 000 km	13/02/11	523.26	Separate
France	ATHLON	RENAULT	LAGUNA EXPRESSION 1,5 DCI	AQ 108 BW	Diesel	5/5/2010	36 months /150 000 km	05/10/13	510.28	Separate
France	ATHLON	FORD	MONDEO 1,8 TDCI	AA-185LH	Diesel	5/6/2009	36 months /130 000 km	06/05/12	438.51	Separate
France	ATHLON	CITROEN	C5 HDI	AS-585-FJ	Diesel	5/17/2010	36 months /150 000 km	16/05/13	543.48	Separate
France	ATHLON	RENAULT	LAGUNA CARMINAT 2,0 DCI	AS-612-SD	Diesel	5/25/2010	36 months /150 000 km	24/05/13	605.33	Separate
France	PARCOURS	RENAULT	ESPACE 2,0 DCI	AJ 455 WL	Diesel	1/26/2010	36 months / 90 000 km	26/01/13	800.02	Separate
Germany	VR Leasing	Volkswagen	Passat Variant TDI Highline	KR-AD 1008	Diesel	3/15/2007	36 m / 150.000 km	3/14/2011	724.55	Included
Germany	VR Leasing	Volkswagen	Passat Varian 2,0 TDI Highline	KR-AD 1005	Diesel	5/4/2009	48 m / 160.000 km	5/3/2013	777.85	Included
Germany	ALD	Volvo	XC60 D3 Aut. Summum	not yet	Diesel	not yet	36 m / 120.000 km	not yet	853.98	Included
Germany	VR Leasing	Volkswagen	Passat Variant TDI	KR-AD 1007	Diesel	5/2/2007	36 m / 150.000 km	5/1/2011	828.91	Included
Germany	VR Leasing	Audi	Q5 SUV 3.0 TDI quattro	KR-AD 1004	Diesel	6/4/2009	36 m / 150.000 km	6/3/2013	1154.04	Included
Germany	VR Leasing	Audi	A6 Avant	KR-AD 1010	Diesel	12/1/2006	48 m / 220.000 km	1/3/2011	1102.32	Included
Germany	VR Leasing	Volkswagen	Passat Variant TDI	KR-AD 1009	Diesel	2/8/2007	48 m / 200.000 km	2/7/2011	825.54	Included
Germany	ALD	Volkswagen	Passat Variant 2.0 TDI DPF Kombi	KR-JM 144	Diesel	7/30/2010	36 m / 150.000 km	7/29/2013	770.76	Included
Germany	VR Leasing	Volkswagen	Passat Variant TDI Highline	KR-AD 1006	Diesel	4/28/2008	36 m / 120.000 km	4/27/2011	800.03	Included
Germany	VR Leasing	Audi	A4 Avant 2.0	KR-AD 1001	Diesel	11/2/2006	48 m / 200.000 km	11/1/2010	836.04	Included

Country	Leasing Company	Brand	Model / Type	License Plate Number	Fuel Type	Purchase Date	Lease Duration (months)/ (mileage)	Lease End Date	Monthly Leasing Costs (excluding VAT)	Risk Insurance (included or separate)
Germany	VR Leasing	Volkswagen	Tiguan 2.0 TDI DPF 4 Motion Automatik	KR-AD 1020	Diesel	5/21/2010	48 m /160.000 km	5/20/2014	750.46	Included
Ireland	Windsor Fleet Management	Opel	Insignia 2.0 CDTI D	09D10780	Diesel	4/10/2009	36	4/10/2012	€784.10	Separate
Sweden	DnB Nor Finans / Bernander	Audi	A6 2,8 FSI	NZB 187	Petrol		36 / 120.000	5299	**Risk insurance via leasing company
Sweden	DnB Nor Finans / Bernander	Audi	A4 1,8 TFSI	HOX 483	Petrol	12/1/2008	36 / 120.000	11/30/2011	4906	**Risk insurance via leasing company
Sweden	NordeaFinans / Bilreda	Mitsubishi	Outlander 2,2D KO	MPA 965	Diesel	4/21/2010	36 / 120.000	4/30/2013	4317	**Risk insurance via leasing company
United Kingdom	LexAutolease	Mercedes	E220 Cdi 4dr Auto	GF60 AEY	Diesel	10/18/2010	36	10/18/2013	£680.08	Separate
United Kingdom	LexAutolease	BMW	320d Ed 4dr	ND10 WXM	Diesel	6/24/2010	36	6/24/2013	£533.68	Separate

ANNEX IV

Schedule 2.8(a)

Closing Account Principles

The Closing Account shall be unaudited and prepared in accordance with GAAP as applied, on a consistent basis, by Ashland, except for the valuation of Inventory which will be valued at current weighted average and the refinement for the lower of cost of market test; and Accrued Vacation as set forth below. The Closing Account will follow Ashland’s year end methodologies and policies.

The Closing Account Principles apply to the calculation of

–	Net Working Capital which is defined in Section 1.1 as (a) the sum of the Inventory, Accounts Receivable (other than Allocated Accounts Receivable), and Prepaid Expenses, less (b) the Accounts Payable (other than Allocated Accounts Payable) and Accrued Vacation. The June 30, 2010 pro forma working capital calculation attached as Exhibit A (the “Pro Forma Working Capital Calculation”) has been prepared in accordance with the Closing Account Principles except for the Accrued Vacation. The closing Net Working Capital will be prepared consistent with the Pro Forma Working Capital Calculation except for the Accrued Vacation which will be calculated as set forth below.

Net Working Capital Accounting Principles, Methodologies and Policies

Inventory: Inventory is valued at current weighted average cost. The inventory valuation adjustment for LIFO and inter-company profit in inventory is eliminated for the valuation of Net Working Capital. The reserve for slow moving inventory is calculated at 50% of the inventory value that exceeds 360 days by SKU and batch number based on SAP system data. The test to determine if a reserve for lower of cost or market is needed is based on the AD Line of Business Pounds and Gross Margin statement. The test for lower of cost or market is on the total for each of the following lines of business: (1) NA Composites, (2) NA Plastics, (3) NA Chemicals, (4) Europe Plastics and (5) China Plastics. If any line of business reports a gross margin loss for the sum of the last 3 months as of the balance sheet date, then the inventory (net of slow moving reserve) for that line of business would be reserved at the ratio of the gross margin loss to the cost of sales. At June 30, 2010, all 5 lines of business reported positive gross margin, therefore, a lower of cost market reserve was not needed.

Accounts Receivable and Allowance for Doubtful Accounts: Revenue is recognized upon delivery. Consistent estimating methodology is applied as needed for the accrual of deliveries not billed, accrual of consignment sales not billed, accrual for billing corrections, accrual of the estimated customer returns and adjustment for customer billings not delivered. For the avoidance of doubt, accounts receivable included in the Pro Forma Working Capital Calculation assumes the Accounts Receivable Securitization Facility has been unwound, pursuant to Section 7.1(d). For purposes of calculating the Closing Account, any accounts receivable relating to balances included in the Accounts Receivable Securitization Facility at Closing will be excluded from accounts receivable.

The allowance for doubtful accounts in the Closing Account will be consistent with the historical methodology. For example, the US Allowance for Doubtful Accounts is calculated as the sum of the following:

–	100% of the Trade Accounts Receivable over 360 days past due.

–	100% of accounts deemed to be high risk.

–	100% of the customer invoices that have been short paid (SAP DZ).

–	100% of the estimated potential customer short payments based on the prior six month daily average short payments times the six month average DSO (days sales outstanding).

–	0.1421% of net trade accounts receivable for general bad debt reserve (general bad debt reserve rate based on historical bad debts).

Accrued Purchases: Payables are accrued for receipts of inventory, materials, freight, services, operating supplies, etc. based on physical receipt or completion of services which the supplier’s invoice has not been processed for payment. This valuation is based on the SAP system GR/IR accrual system. This accrual excludes inter-company purchases.

Accrual for Customer Rebates: Customer rebates are reviewed 3 times a year with expected rebates and criteria updated in the SAP system based on customer rebate agreements. Accrual for rebate payable is based on system data of actual sales and volumes at a transaction level.

Accrual for Vendor Rebates: Vendor rebates accruals are calibrated quarterly based on projected volumes. The accrual for estimated vendor rebates is generally 80% to 90% of the projected rebate pro-rated for the rebate period. Specifically, composites rebates are accrued at 90%, plastic rebates are accrued at 80%, chemical rebates are accrued at 80% except for the Dow kicker rebate which is accrued at 50%.

Accrual for Vendor Price Support: The accrued amount due from vendors for price support is a SAP system calculation based on actual transactions and vendor agreements.

Accrual for Container Deposit Reserve: The container deposit reserve is equal to two thirds (2/3) times the deposits billed for the last 3 months as of the balance sheet date.

Inclusion of Long Term Trade Accounts and Notes Receivable: The long term trade notes receivable is included in the calculation of Net Working Capital along with the allowance for doubtful accounts pertaining to the long term trade accounts and notes receivable.

Exclusion of Excluded Assets and Retained Liabilities: The Net Working Capital excludes Excluded Assets and Retained Liabilities; such as Retained Employee Liabilities, Inter-company Accounts Receivable and Inter-company Accounts Payable, other than the inter-company accounts receivable and inter-company accounts payable listed in Schedule 1.1(f), Allocated Accounts Payable, Allocated Accounts Receivable, receivables and payables for Taxes, and prepaid or accrued insurance for corporate policies. The Net Working Capital excludes credit card receivables (account 114140) and bills of exchange presentation (account 114110). The June 30, 2010 pro forma working capital calculation included herein provides details of the excluded and included components of Net Working Capital except for Accrued Vacation.

Employee Assets and Liabilities: All assets and liabilities for employee emoluments, whether retained or assumed, are excluded from the Net Working Capital calculation except for Accrued Vacation.

Accrued Vacation: Accrued Vacation will be calculated based on specific employee’s salary and vacation days accrued and vacation days taken. The calculation methodology for Accrued Vacation for each employee will be the current year vacation benefit pro-rated based on the % of the calendar year owned by Ashland less the current calendar year vacation benefit taken as of the Closing Date.

Please see attached Exhibit A to Schedule 2.8(a).

ANNEX V

Schedule 2.9

Seller Entity Allocation and allocation of Target Net Working Capital

Asset Selling Corporation	Allocated Purchase Price*	Target Net Working Capital*
Ashland Inc.	762,280	370,425
Ashland Licensing and Intellectual Property LLC	0	0
565 Corporation	0	0
Ashland International Holdings, Inc.	8,750	7,410
Ashland Canada Corp.	66,650	37,110
Ashland UK Limited	15,900	3,859
Ashland Nederland B.V.	13,650	3,740
Ashland Chemical Hispania, S.L.	9,950	8,313
Valvoline Deutschland GmbH & Co KG	15,350	803
Ashland Italia S.p.A.	6,850	6,501
Ashland France SAS	6,800	6,027
Ashland Industries Ireland Limited	5,200	1,202
Ashland Poland S.P.Z.O.O.	4,300	1,664
Ashland Finland OY	3,100	176
Ashland Plasticos de Portugal Limitada	3,100	1,876
Ashland Sweden AB	2,300	1,061
Ashland Chemical de Mexico S.A. de C.V.	2,000	1,850
Ashland Services Mexico, S.A. de C.V.	0	0
Hercules Chemical Solutions Pte Ltd.	1,600	30
Ashland (China) Holdings Co., Ltd.	440	400
Ashland Valvoline Chemical (Shanghai) Co., Ltd.	660	600
Ashland Danmark ApS	400	365
Ashland Norge AS	650	518
OOO Hercules Russia	70	70
Total	930,000	454,000

*	Amounts expressed in U.S.$(000)’s

ANNEX VI

Schedule 3.1(b)(ix)

Methodology for Calculation of Net Cash Flow Amount

(Estimated historical net cash flow amounts for the first quarter of 2011 are in U.S.$ and are provided for illustrative purposes only.)

	China CHC	China AVCC	Singapore	Resource Group allocation	Total
Net Sales	515,575	1,194,245	173,218		1,883,038
Cost of Sales	467,541	1,249,264	146,940		1,863,745
Gross Profit	48,033	(55,019)	26,278	—	19,293
SG&A expenses	146,580	3,388	—	84,750	234,718
Other Income (Expense)	74,525	—	—		74,525

Operating Income	(24,021)	(58,407)	26,278	(84,750)	(140,900)

Income Tax	6,005		(4,467)	21,188	22,725

Profit (Loss) After Tax	(18,016)	(58,407)	21,811	(63,563)	(118,174)

Less: Capital Expenditures	—	—	—		—
Plus: Depreciation	1,256	—	—		1,256
Working Capital change:
Beginning Working Capital (Sep 30)	411,375	1,057,299	230,277		1,698,952
Ending Working Capital (Dec 31)	374,911	596,322	49,737		1,020,970

Change in Working Capital	36,465	460,978	180,539	—	677,982

Net Cash Flow	19,705	402,571	202,350	(63,563)	561,063

Notes on methodology for calculating Net Cash Flow Amount in accordance with Section 3.1(b)(ix)(C):

•	Net Cash Flow Amount excludes interest income and interest expense.

•	Income Tax on operating income is calculated at the effective tax rates of the applicable Asset Selling Corporation.

•

Working Capital balances for the Net Cash Flow Amount will be calculated in accordance with the Section 2.8 Closing Account Principles and thebeginning Working Capital balance will be consistent with the Section 2.8 Closing Account.

•

Resource Group allocations for the Interim Period shall be equal to the pro rata portion of the Ashland Distribution FY2011 budgeted Resource GroupAllocations of $339,000 applicable to the Interim Period.

ANNEX VII

Schedule 5.8(a)(i)

Owned Real Property

See attached Exhibit A to Schedule 5.8(a)(i).

Exhibit A to Schedule 5.8(a)(i)

Distribution owned and operating properties (Domestic)

Common Name and Address	City	State	Purpose/Use
3300 Ball Street	Birmingham	AL	Plant
701 Western Drive (Meador Drive)	Mobile	AL	Plant
6839 West Chicago Street	Chandler	AZ	Plant
2461 Crocker Circle	Fairfield	CA	Plant
156 W. 56th Avenue	Denver	CO	Plant
200 North East 181st Street	N. Miami Beach	FL	Plant
5025 West Hanna Avenue	Tampa	FL	Site
5125 West Hanna Avenue	Tampa	FL	Plant
4550 North East Expressway	Atlanta (Doraville)	GA	Plant
400 Telfair Road	Savannah	GA	Plant
Gwinnett Street Extension	Savannah	GA	Right of Way
11524 West Addison Street	Franklin Park	IL	Warehouse
8500 South Willow Springs Road	Willow Springs*	IL	Plant
1817 1/2 West Indiana Avenue	South Bend	IN	Plant
5420 Speaker Road	Kansas City	KS	Plant
4185 Algonquin Parkway	Louisville	KY	Plant
11109 S. Choctaw Dr.	Baton Rouge	LA	Plant
400 Main Street	Tewksbury	MA	Plant
2011 Turner Street	Lansing	MI	Plant
12005 Toepfer Road	Warren	MI	Site
12001 Toepfer Road	Warren	MI	Warehouse
12003 Toepfer Road	Warren	MI	Warehouse
4401 Valley Industrial Blvd. South	Shakopee	MN	Plant
4471 Valley Industrial Blvd. South	Shakopee	MN	Plant
435 James Avenue	St. Paul	MN	Plant
James Avenue	St. Paul	MN	Plant
7710 Polk Street	St. Louis	MO	Plant

Common Name and Address	City	State	Purpose/Use
7710 Polk Avenue	St. Louis	MO	Plant
7623 Polk Street	St. Louis	MO	Plant
7611 Polk Street	St. Louis	MO	Plant
7609 Polk Street	St. Louis	MO	Plant
Polk Street - Vanburen Street	St. Louis	MO	Plant
Polk Street and Primm Street	St. Louis	MO	Plant
Polk Street and Steins Street	St. Louis	MO	Plant
Polk Street and Steins Street	St. Louis	MO	Plant
Primm Street & Vanburen Street	St. Louis	MO	Plant
Polk Street, Schirmer Street and Vanburen	St. Louis	MO	Plant
Vanburen Street	St. Louis	MO	Plant
7613-7619 Polk Street	St. Louis	MO	Plant
7621 Polk Street	St. Louis	MO	Plant
3930 Glenwood Drive	Charlotte	NC	Plant
350 Roosevelt Avenue	Carteret	NJ	Plant
Bevier and Broad Street (3 Broad Street)	Binghamton	NY	Plant
107 Bevier Street (3 Broad Street)	Binghamton	NY	Plant
Bevier Street and Broad Street (3 Broad Street)	Binghamton	NY	Plant
3711 River Road (Private road)	Tonawanda	NY	Plant
3849 Fisher Road	Columbus	OH	Plant
2788 Glendale-Milford Road	Evandale	OH	Plant
Evendale Industrial Park	Evandale	OH	Site
3250 Southwest Blvd.	Grove City	OH	Warehouse
2854 Springboro Road	Moraine	OH	Plant
2854 Springboro Road	Moraine	OH	Site
1610 East Highland Road	Twinsburg	OH	Warehouse
3535 W. 21st Street	Tulsa	OK	Plant
150 W. Fourth Street (Route 641)	Freedom	PA	Warehouse
1101 New Ford Mill Road	Morrisville	PA	Warehouse
Street No. 4, Bldg. 4, Las Palmas Ind. Park	Catano	PR	Plant
105 Chapman Road	Anderson	SC	Warehouse
729 Mauney Drive	Columbia	SC	Plant

Common Name and Address	City	State	Purpose/Use
5263 North National Drive	Knoxville	TN	Plant
2351 Channel Avenue	Memphis	TN	Plant
2315 Clifton Avenue	Nashville	TN	Plant
2309 Clifton Avenue	Nashville	TN	Plant
3101 Wood Drive	Garland	TX	Plant
Santa Fe Miller Road (Wood Street) Industrial Dist.	Garland	TX	Plant
8901 Old Galveston Road	Houston	TX	Plant
10919 County Road 127 West	Midland	TX	Plant
200-208 Abbey Avenue	Menasha	WI	Plant
212 Abbey Street	Menasha	WI	Plant
Randall Street (vacated alley)	Menasha	WI	Plant
204 Madison Street	Menasha	WI	Plant

*	For Willow Springs, parties to have shared access to the access road after Closing

Distribution owned and operating properties (Canada)

Common Name and Address	City	Country	Purpose/Use
205 Bluewater Road	Bedford	Canada	Warehouse
1720 106th Avenue	Edmonton	Canada	Warehouse
1591 Dugald Road	Winnipeg	Canada	Warehouse

Ashland Inc.—Tenant Real Property Leases or Other Interests in Real Property Granted by Ashland Inc.

Common Name and Address	City	State	Purpose/Use	Landlord/Owner	Entity of Record (Lessee)
1610 East Highland Road	Twinsburg	OH	License	Ashland Inc.	S. F. H. Partners

Schedule 5.8(a)(ii)

Owned Real Property Exceptions

1.	See attached Exhibit A to Schedule 5.8(a)(ii).

2.	Certain of the Conveyed Real Properties and/or Conveyed Real Property Interests are subject to Encumbrances such as recorded deed restrictions, restrictive covenants or other institutional controls.

Exhibit A to Schedule 5.8(a)(ii)

Exceptions to Owned Real Property

Common Name and Address	City	State	Purpose/Use
3536 South First Street	Saint Louis	MO	Warehouse
9750 McCarthy Road	Kelowna	British Columbia	Plant
Via Giacomo Watt 42	Milan	Italy	Office
905 Winston Churchill Blvd.	Mississauga	Canada	Plant/Office

Ashland Inc.—Tenant Real Property Leases or Other Interests in Real Property Granted by Ashland Inc.

Common Name and Address	City	State	Purpose/Use	Landlord/Owner	Entity of Record (Lessee)
1610 East Highland Road	Twinsburg	OH	License	Ashland Inc.	S. F. H. Partners

Schedule 5.8(b)(i)

Real Property Leases

See attached Exhibit A to Schedule 5.8(b).

Exhibit A to Schedule 5.8(b)

Schedule 5.8(b)(i)

Leased or Other Interest in U.S. Real Property

Entity of Record (Lessee)	Common Name and Address	City	State	Landlord/Owner	Purpose/Use	Amendments
Ashland Inc.	Ball Street	Birmingham	AL	CSX Transportation, Inc.	Road Crossing	N/A
Ashland Chemical Company	20915 Wilmington Avenue	Carson	CA	Shell Chemical Company	Plant	Right of Entry Letter Agreement dated 11/1/94; Letter Agreements dated 04/23/96, 11/18/97, 08/21/98, 08/6/02, 10/17/02, 11/12/02, 07/31/06, 06/04/10
Ashland Inc.	2200 Huntington Drive	Fairfield	CA	East Bay Tire Company	Warehouse	First Amendment to Sublease Agreement dated 7/1/05
Ashland Distribution Company, a division of Ashland Inc.	13003 Slover Ave	Fontana	CA	KTR IE ONE LLC	Warehouse	Addendum dated 3/28/01, Amendment dated 4/2010
Ashland Distribution Company, a division of Ashland Inc.	11720 Grand Avenue	Northlake	IL	ProLogis Trust	Warehouse	Addendum to Lease dated 3/13/95, Amendments 1— 9
Ashland Inc.	3501 Cooper Drive	Elkhart	IN	Ludwig & Miller	Warehouse	Amendments 1—4
Ashland Distribution Company, a division of Ashland Inc.	5020 Swartz Road	Kansas City	KS	Metro Park Warehouses, Inc.	Warehouse	Amendments 1—3
Ashland Chemical, Inc.	2011 Turner Street/Fence & Gate	Lansing	MI	The Chesapeake & Ohio Railway Company	Plant	Letter Agreement dated 10/15/86, Notice of Lease/Agreement Amendment dated 12/17/91
Ashland Chemical, Inc.	Sewer Pipe Near Carondelet Sta. City Blk 3122	St. Louis	MO	Missouri Pacific Railroad Company	Pipeline	Letter Agreement dated 3/25/81 and Supplemental Agreement dated 10/21/91

Entity of Record (Lessee)	Common Name and Address	City	State	Landlord/Owner	Purpose/Use	Amendments
Ashland Inc.	1842 Enterprise Parkway	Twinsburg	OH	FirstCal Industrial 2 Acquisition, LLC	Warehouse	Amended and Restated Lease Agreement dated 11/19/09 (terminates and supercedes all prior leases and amendments)
Ashland Puerto Rico, a division of Ashland International Holdings, Inc.	State Road 869, Street #1 and #3, Westgate Industrial Park, Palmas Ward	Catano	PR	Sociedades Santa Marina, Inc.	Warehouse	N/A
Ashland Inc.	2400 Clifton Avenue	Nashville	TN	Gorin Brothers	Warehouse	Letter Agreements dated 3/1/00, 11/21/10 7/28/08, Amendment dated 4/5/05
Ashland Distribution Company, a division of Ashland Inc.	Freeport Center Building 12	Clearfield	UT	Freeport Center Associates L.L.P.	Office/Warehouse	Amendments 1—7 (First Amendment not in file)
Ashland Distribution Company, a division of Ashland Inc.	Freeport Center Building J-10	Clearfield	UT	Freeport Center Associates L.L.P.	Plant	Letter Agreement dated 3/7/1989, Amendments 1—10

Leased or Other Interests in International Real Property

Entity of Record (Lessee)	Common Name and Address	City	Country	Landlord/Owner	Purpose/Use	Amendments
Ashland Canada Corp.	10515 Notre Dame Street East	East Montreal, Quebec	Canada	Devon Estates, Ltd.	Warehouse/Office	N/A
Ashland Canada Corp./Corporation Ashland Canada	2060 Viceroy Place	Richmond, British Columbia	Canada	Bachechi Bros. Realty, Inc.	Warehouse/Office	N/A
Ashland Distribution Company & Valvoline Deutschland	Mittlerer Pfad 4	Stuttgart	Germany	Marstall Verwaltungsgesellschaft mbH	Office	Addendum 1& 2
Ashland Chemical Hispania S.L.	Fomento Street & National Highway Number 2, Carretera Reial 137	Sant Just Desvern (Barcelona)	Spain	Explotaciones Sant Just, S.A.	Plant/Office/Warehouse	Annex Amending the Lease dated 12/08
Ashland Sweden AB, Plastics Division	Vastanvindsgatan 8,444 30	Stenungsund	Sweden	Stenungsundshem AB	Office	Letter Agreement dated 11/22/10
Ashland UK Limited	Unit 6, Swanwick Court	Alfreton/Derby	United Kingdom	Morgan Industrial Properties Limited	Office	N/A

Schedule 5.8(b)(ii)

Real Property Lease Exceptions

Common Name and Address	City	State/Country	Purpose/Use
Parque Industrial Milimex	Monterrey	Mexico	Warehouse
1730 Twin Springs Way, Suite 21	Baltimore	MD	Warehouse
Markwaldstrasse 11	Offenbach	Germany	Office
Ul. Jutrzenki 75	Warsaw	Poland	Office
Peseta Street 5	Barendrecht	Netherlands	Office
1089 South Zhongshan No2Rd, 17&18 floors, Zuhuiyuan Bldg	Shanghai	China	Office

Ashland Inc.—Tenant Real Property Leases or Other Interests in Leased Property Granted by Ashland Inc.

Common Name and Address	City	State	Purpose/Use	Landlord	Entity of Record (Lessee)
2200 Huntington Drive	Fairfield	CA	Tenant Lease	Ashland Inc.	Sunpol Resins and Polymers, Inc.

ANNEX VIII

Exhibit B to Schedule 5.16(i)

See attached Exhibit B to Schedule 5.16(i).

Exhibit B to Schedule 5.16(i)

Environmental Permits—Transferable

Site	Type of Permit	Permit #	Transferable (Y/N)
Baton Rouge, LA	Air	0840-00092-01	Yes
Baton Rouge, LA	Water—NPDES	LA 0107387	Yes
Baton Rouge, LA	RCRA ID #	LAD000802967	Yes
Binghamton, NY	Water	No Exposure Certification	Yes
Binghamton, NY*	Hazardous Waste Storage (Part B)	7-0302-00068/00011	Yes
Birmingham, AL	Water—NPDES	AL0021695	Yes
Birmingham, AL	RCRA ID #	ALD061149712	Yes
Carson, CA	Air	107555	Yes
Carson, CA	RCRA ID #	CAR000005991	Yes
Carteret, NJ	Air	PCP 080001	Yes
Carteret, NJ	Water—NPDES	NJ0088315	Yes
Carteret, NJ	RCRA ID #	NJD063173280	Yes
Catano, PR	RCRA ID #	PRD000706291	Yes
Chandler, AZ	Air	970041 Rev 3	Yes
Chandler, AZ	RCRA ID #	AZD981577273	Yes
Charlotte, NC	Air	06-103-119	Yes
Charlotte, NC*	Hazardous Waste Storage (Part B)	NCD061263315-R2	Yes
Clearfield, UT	Air	DAQE-AN0101480006-09	Yes
Clearfield, UT	Hazardous Waste Storage (Part B)	UTD048406144	Yes
Columbia, SC	Air	1900-0045	Yes
Columbia, SC	RCRA ID #	SCD980839823	Yes
Columbus, OH	Air	P0103763	Yes
Columbus, OH	RCRA ID #	OHD000816736	Yes
Dayton, OH*	Hazardous Waste Storage (Part B)—US EPA	05-57-0631	Yes
Dayton, OH*	Hazardous Waste Storage (Part B)—Ohio EPA	OHD074700311	Yes
Dayton, OH	Water	No Exposure Certification	Yes
Dayton, OH	Air	P0093438	Yes
Denver, CO	Air	94AD347	Yes
Denver, CO	RCRA ID #	COD041097023	Yes
Doraville, GA	RCRA ID #	GAD066465824	Yes
Doraville, GA	Air	5161-089-0072-S-01-1	Yes
Elkhart, IN	Air	Registration Notice	Yes
Elkhart, IN	RCRA ID #	IND984866871	Yes
Evendale, OH	air—OEPA	P0105417—FESOP	Yes
Evendale, OH	RCRA ID #	OHD002899912	Yes
Fairfield, CA	Air	7618	Yes

Site	Type of Permit	Permit #	Transferable (Y/N)
Fairfield, CA	RCRA ID #	CAD983652124	Yes
Fontana, CA	RCRA ID #	CAR000128553	Yes
Freedom, PA	Water	No Exposure Certification	Yes
Freedom, PA	Hazardous Waste Storage (Part B)	PAD000797548	Yes
Garland, TX	Hazardous Waste Storage (Part B)	50007	Yes
Garland, TX	Air	75363	Yes
Garland, TX	Used Oil Filter Handler Registration (for Storage Facility and Transporter)	A85797	Yes
Garland, TX	Waste Generator/ Transporter Registration	32371	Yes
Houston, TX	Air	457	Yes
Houston, TX	Used Oil Filter Handler Registration (for Storage Facility and Transporter)	A85920	Yes
Houston, TX	Waste Generator/ Transporter Registration	31043	Yes
Houston, TX	RCRA ID #	TXD095191920	Yes
Kansas City (Speaker), KS	Air	Class II Operating Permit #2090232	Yes
Kansas City (Speaker), KS	Storage Tank Registration		Yes
Kansas City (Speaker), KS	Hazardous Waste Storage (Part B)	KSD057889313	Yes
Knoxville, TN	RCRA ID #	TND095058541	Yes
Knoxville, TN	Used Oil	UOP471038025	Yes
Knoxville, TN	Air	S-0631	Yes
Lansing, MI	Air	611-82B	Yes
Lansing, MI	RCRA ID #	MID980683726	Yes
Louisville, KY	air—Jefferson Cty	98-01 F	Yes
Louisville, KY	Water—NPDES	KY0021610	Yes
Louisville, KY	RCRA ID #	KYD024041063	Yes
Memphis, TN	RCRA ID #	TND048319644	Yes
Memphis, TN	Used Oil	UOP791068039	Yes
Menasha, WI	Air	471093150-f10	Yes
Menasha, WI	RCRA ID #	WID000713602	Yes
Miami, FL	air—Miami-Dade County and State	0250634-004-AO	Yes
Miami, FL	tank registrations—Miami Dade county	ID 8622314	Yes
Miami, FL	industrial waste permit—Miami Dade county	IW-000180-2010/2011	Yes
Miami, FL	RCRA ID #	FLD059861344	Yes
Midland, TX	Air	2407B	Yes
Midland, TX	Used Oil Filter Handler Registration (for Storage Facility and Transporter)	A85924	Yes
Midland, TX	Waste Generator/ Transporter Registration	41328	Yes
Midland, TX	RCRA ID #	TXD982561938	Yes

Site	Type of Permit	Permit #	Transferable (Y/N)
Mobile, AL	Water—NPDES	AL0056316	Yes
Mobile, AL	RCRA ID #	ALD059661454	Yes
Mobile, AL	Storage Tank Registration		Yes
Morrisville, PA	RCRA ID #	PAD043566595	Yes
Nashville (Clifton), TN	Used Oil	UOP191028007	Yes
Sand Springs, OK	Air	2005-045-O	Yes
Savannah, GA	RCRA ID #	GAD041007063	Yes
Savannah, GA	Water POTW	2534810	Yes
Shakopee, MN	Air	824-001	Yes
Shakopee, MN	Hazardous Waste Storage (Part B)	MND000686709	Yes
South Bend, IN*	Hazardous Waste Storage (Part B)	IND016621476	Yes
St. Louis (Polk), MO	Air	10-02-006	Yes
St. Louis (Polk), MO	RCRA ID #	MOD031005341	Yes
St. Paul, MN	air—MPCA	00001460-001	Yes
St. Paul, MN	Water—NPDES	MN0053988	Yes
St. Paul, MN	tank regis- MPCA	003301-088	Yes
St. Paul, MN	RCRA ID #	MND980793442	Yes
Tampa, FL	air—Hillsborough County	0570096-004-AF	Yes
Tampa, FL	RCRA ID #	FLD067230771	Yes
Tewksbury, MA	Air	MBR-94-RES-117	Yes
Tewksbury, MA	RCRA ID #	MAD981207566	Yes
Tonawanda, NY	Air	Registration ID 9-1464-00008/0200	Yes
Tonawanda, NY	Bulk Storage Tank Registration	CBS # 9-000097	Yes
Tonawanda, NY	Industrial Sewer Connection Permit	#250	Yes
Tonawanda, NY	RCRA ID #	NYD000688630	Yes
Tulsa, OK	Air	2002-531-0	Yes
Tulsa, OK	RCRA ID #	OKD041502089	Yes
Twinsburg (Enterprise), OH	Air	P0104088	Yes
Twinsburg (Enterprise), OH	RCRA ID #	OHR000040816	Yes
Twinsburg (Highland), OH	Air	P0104088, 16-02118	Yes
Twinsburg (Highland), OH	RCRA ID #	OHD980684203	Yes
Warren, MI	RCRA ID #	MID985663376	Yes
Willow Springs, IL	Air	73020131	Yes
Willow Springs, IL	RCRA ID #	ILD980700538	Yes
Willow Springs, IL	Non-Hazardous Waste storage Permit	2008-117-DE/OP	Yes

*	An application has been made to split this permit, such that Ashland would retain the Corrective Action portion of the permit and the rest of the permit would transfer to Nexeo. This application is currently pending.

ANNEX IX

Schedule 7.7(g)

Desktop/Service Desk Manager or Supervisor Level employee

Infor Developer or Technician

SalesForce.Com Developer or Technician

Kronos Developer or Technician

SAP Business Warehouse Developer or Analyst

SAP ERP Process Subject Matter Expert

ANNEX X

Schedule 7.17

Master Trip Lease Fees

State	Monthly Fees
Alabama	$10,000
California	$31,000
Massachusetts	$10,000
Michigan	$3,400
New Jersey	$6,500
New York	$7,000
Pennsylvania	$10,000

All monthly fees will be prorated for partial months and billed in arrears.

The monthly fee for New Jersey will not apply until Ashland obtains a Certificate of Public Necessity and Convenience and registration for solid waste transportation as contemplated in the New Jersey Master Trip Lease.

The above fees were determined based on a rate of US$0.025 per pound of hazardous and/or solid waste expected to be transported pursuant to the Master Trip Leases in the applicable states. In the event that any additional states are added to the Master Trip Leases (or are subject to a new Master Trip Lease Agreement or similar arrangement between the parties), the fees payable by Buyer with respect to such state shall be calculated based on the same rate of US$0.025 per pound.

28